EXHIBIT 99(i)

              Taneytown Bank & Trust Company
                 Retirement Savings Plan

               TANEYTOWN BANK & TRUST COMPANY
                  RETIREMENT SAVINGS PLAN

                Amendment and Restatement
              Effective as of January 1, 1993

      TANEYTOWN BANK & TRUST COMPANY RETIREMENT SAVINGS PLAN

                   Amendment and Restatement
                Effective as of January 1, 1993

                      TABLE OF CONTENTS

                          ARTICLE 1
                         DEFINITIONS
                         -----------

1.1      ACCRUED BENEFIT                                    1
1.2      ADMINISTRATOR                                      1
1.3      AFFILIATED COMPANY(IES)                            1
1.4      CODE                                               1
1.5      COMPENSATION                                       1
1.6      EFFECTIVE DATE                                     2
1.7      EMPLOYEE                                           2
1.8      EMPLOYER                                           2
1.9      EMPLOYER MATCHING CONTRIBUTION ACCOUNT             2
1.10     EMPLOYER BASIC CONTRIBUTION ACCOUNT                2
1.11     ENTRY DATE                                         2
1.12     ERISA                                              2
1.13     HIGHLY COMPENSATED EMPLOYEE                        2
1.14     INSIDER                                            5
1.15     NON-HIGHLY COMPENSATED EMPLOYEE                    5
1.16     NORMAL RETIREMENT AGE                              5
1.17     NORMAL RETIREMENT DATE                             5
1.18     PARTICIPANT                                        5
1.19     PLAN                                               5
1.20     PLAN ACCOUNT                                       5
1.21     PLAN SPONSOR                                       5
1.22     PLAN YEAR                                          5
1.23     PRIOR PLAN ACCOUNT                                 5
1.24     QUALIFIED MATCHING CONTRIBUTION ACCOUNT            5
1.25     QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT         5
1.26     ROLLOVER CONTRIBUTION ACCOUNT                      5
1.27     SALARY REDUCTION CONTRIBUTION ACCOUNT              6
1.28     TRUST                                              6
1.29     TRUST FUND                                         6
1.30     TRUSTEE                                            6
1.31     VALUATION DATE                                     6
1.32     YEAR OF SERVICE                                    6

                          ARTICLE 2
                 ELIGIBILITY FOR PARTICIPATION
                 -----------------------------

2.1      INITIAL ELIGIBILITY                                10
2.2      SUBSEQUENT ELIGIBILITY                             10
2.3      REHIRED PARTICIPANTS                               10

                          ARTICLE 3
                        CONTRIBUTIONS
                        -------------

3.1      SALARY REDUCTION CONTRIBUTIONS BY PARTICIPANTS     10
3.2      EMPLOYER MATCHING CONTRIBUTIONS                    12
3.3      EMPLOYER BASIC CONTRIBUTIONS                       13
3.4      DEDUCTIBILITY OF CONTRIBUTIONS                     14
3.5      LIMITS ON ANNUAL ADDITIONS                         14
3.6      DISPOSITION OF EXCESS ANNUAL ADDITIONS             16
3.7      CONTRIBUTIONS TO ROLLOVER CONTRIBUTION ACCOUNT     17
3.8      DEFINITION OF "ROLLOVER CONTRIBUTION"              17
3.9      DISTRIBUTION OF EXCESS DEFERRALS                   18
3.10     DISTRIBUTION OF EXCESS CONTRIBUTIONS               18
3.11     DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS     19
3.12     PARTICIPANTS' INVESTMENT ELECTIONS                 20

                          ARTICLE 4
                        DISTRIBUTIONS
                        -------------

4.1      RETIREMENT                                         21
4.2      DEATH OF PARTICIPANT                               22
4.3      DISABILITY                                         23
4.4      TERMINATION PRIOR TO RETIREMENT                    23
4.5      REHIRED PARTICIPANT                                25
4.6      COMMENCEMENT OF BENEFITS                           25
4.7      NOTICE REQUIREMENTS                                25
4.8      CASH-OUT DISTRIBUTIONS                             26
4.9      DIRECT ROLLOVERS                                   26
4.10     REQUIRED DISTRIBUTIONS                             26

                          ARTICLE 5
                        ADMINISTRATION
                        --------------

5.1      ADMINISTRATION                                     27

                          ARTICLE 6
                      THE ADMINISTRATOR
                      -----------------

6.1      MEMBERS                                            27
6.2      PROCEDURE                                          27
6.3      POWERS AND RESPONSIBILITIES                        28
6.4      CERTIFICATIONS AND INVESTIGATIONS                  29
6.5      CLAIMS PROCEDURE                                   29
6.6      ADVICE                                             30
6.7      DELEGATION                                         30
6.8      LIABILITY; INDEMNIFICATION                         30
6.9      INSURANCE                                          31
6.10     BONDING                                            31
6.11     COMPENSATION                                       31

                          ARTICLE 7
                      TRUST AND TRUSTEE
                      -----------------

7.1      TRUST FUND                                         31
7.2      TRUSTEE CONTROL                                    31
7.3      INVESTMENT OPTIONS                                 32
7.4      TRUSTEE APPOINTMENT AND RESIGNATION; REMOVAL AND
         SUCCESSION OF TRUSTEES                             32
7.5      PRUDENT PERSON RULE                                32
7.6      LIABILITY; EXPENSES; COMPENSATION                  32
7.7      MANAGEMENT OF ASSETS                               33
7.8      RELIANCE BY TRUSTEE                                35
7.9      CHANGES IN ADMINISTRATOR                           36
7.10     LEGAL COUNSEL                                      36
7.11     ACCOUNTING OF FUNDS AND TRANSACTIONS               36
7.12     RELIANCE ON TRUSTEE                                36
7.13     LEGAL ACTION                                       36

                          ARTICLE 8
                          AMENDMENT
                          ---------

8.1      AMENDMENT                                          37
8.2      PROCEDURE                                          38

                          ARTICLE 9
                         TERMINATION
                         -----------

9.1      RIGHT TO TERMINATE                                 38
9.2      EFFECT OF TERMINATION                              38
9.3      PROCEDURE                                          38
9.4      MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OF THE
         EMPLOYER                                           38
9.5      MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OF THE
         PLAN                                               39

                          ARTICLE 10
              PROVISIONS TO PREVENT DISCRIMINATION
              ------------------------------------

10.1     NO SECTION 401(a) DISCRIMINATION                   39
10.2     UNIFORM TREATMENT                                  39

                          ARTICLE 11
           IN-SERVICE WITHDRAWALS FROM PLAN ACCOUNTS
           -----------------------------------------

11.1     HARDSHIP WITHDRAWALS                               39
11.2     WITHDRAWALS FROM ROLLOVER CONTRIBUTION
         ACCOUNTS                                           40
11.3     IN-SERVICE WITHDRAWALS BY INSIDERS                 40

                          ARTICLE 12
                     LOANS TO PARTICIPANTS
                     ---------------------

12.1     LOAN ADMINISTRATION                                40
12.2     FREQUENCY NUMBER                                   41
12.3     AMOUNT, AVAILABILITY                               41
12.4     NON-DISCRIMINATION                                 41
12.5     LOAN APPROVAL                                      41
12.6     INTEREST RATE                                      41
12.7     COLLATERAL                                         42
12.8     REPAYMENT                                          42
12.9     PARTICIPANT CONSENT TO LOAN SET-OFFS               43
12.10    DISTRIBUTIONS PROHIBITED                           43
12.11    NO ALIENATION                                      43
12.12    DISCLOSURE                                         43

                          ARTICLE 13
                     TOP HEAVY PROVISIONS
                     --------------------

13.1     TOP HEAVY REQUIREMENTS                             43
13.2     TOP HEAVY PLAN DEFINITIONS                         45

                          ARTICLE 14
                        MISCELLANEOUS
                        -------------

14.1     NO RIGHT TO EMPLOYMENT                             46
14.2     HEADINGS                                           46
14.3     COUNTERPARTS                                       47
14.4     GOVERNING LAW                                      47
14.5     RULES AND REGULATIONS                              47
14.6     NO ASSIGNMENT OF BENEFITS                          47
14.7     EXCLUSIVE BENEFIT                                  47
14.8     WITHDRAWAL OR TERMINATION BY AN EMPLOYER           48

     TANEYTOWN BANK & TRUST COMPANY RETIREMENT SAVINGS PLAN

                   Amendment and Restatement
                Effective as of January 1, 1993

     This amended and restated Plan, the Taneytown Bank & Trust Company Retirement Savings Plan (the "Plan"), is adopted, effective as of January 1, 1993, by Monocacy Bancshares, Inc. (the "Plan Sponsor") and Taneytown Bank & Trust Company (together with the Plan Sponsor and other subsidiaries of the Plan Sponsor, the "Employer"). This amended and restated Plan is designed to afford eligible employees an opportunity to increase their security at retirement through their own savings and through Employer contributions during their periods of active employment while this Plan remains in effect.

     Accordingly, the Employer wishes to adopt this amended and restated Plan, effective as of January 1, 1993, subject, however, to such amendments as may be required by the Internal Revenue Service in order that the Plan may qualify as a tax-qualified "profit-sharing" plan and conditioned on such qualification.

                          ARTICLE 1
                         DEFINITIONS
                         -----------

     The following terms, when used in this Plan, have the meanings set forth below, unless different meanings are clearly required by the context:

     1.1 ACCRUED BENEFIT means the sum of the balances in the various accounts maintained with respect to a Participant.

     1.2 ADMINISTRATOR means the Plan Administrator provided for in Article 6 of this Plan.

     1.3 AFFILIATED COMPANY(IES) means any corporation, trade or business during any period in which it is, along with the Plan Sponsor, a member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as described in Code Sections 414(b), 414(c), 414(m) and 414(o).

     1.4 CODE means the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time.

     1.5 COMPENSATION means the amount of earnings reflected as federal taxable wages on the Participant's W-2 Income Statement, paid by the Employer to a Participant during each Plan Year (or portion thereof) during which such person is a Participant, plus amounts which are paid out of an Employee's remuneration from the Employer and which are "elective contributions" which are not includible in gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b), deferrals under an eligible deferred compensation plan within the meaning of Code Section 457(b) or employer "pick-up" contributions (under governmental plans) within the meaning of Code Section 414(h)(2). Notwithstanding any other provision of this Plan, the

Compensation of any Participant taken into account under the Plan for any year may not exceed the dollar limit under Code Section 401(a)(17). This dollar limitation shall be adjusted automatically at the same time and in the same manner as any cost-of-living adjustment made by the Secretary of the Treasury under Code Section 415(d). The Code Section 401(a)(17) dollar limit is one hundred fifty thousand dollars ($150,000.00) for 1994. In determining the Compensation of a Participant for purposes of this dollar limitation, the rules in Code Section 414(q)(6) (applicable to five percent (5%) owners and the ten
(10) most highly paid Highly Compensated Employees) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the Plan Year.

     1.6 EFFECTIVE DATE means January 1, 1993, the effective date of this amendment and restatement of the Plan. The initial effective date of the Plan was January 1, 1988.

     1.7 EMPLOYEE means any person employed by the Employer, excluding such a person who is a leased employee as defined by Code Section 414(n) and excluding such a person who is included in a unit of employees covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining between the Employee representatives and the Employer.

     1.8 EMPLOYER means, collectively, the Plan Sponsor and its direct and indirect subsidiary entities and any successor or successors thereto.

     1.9 EMPLOYER MATCHING CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to contributions made under Section 3.2.

     1.10 EMPLOYER BASIC CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to contributions made under Section 3.3.

     1.11 ENTRY DATE means the January 1 or July 1 coinciding with or next following the date an Employee satisfies the eligibility requirements in Article 2.

     1.12   ERISA means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

     1.13   HIGHLY COMPENSATED EMPLOYEE. The term Highly
Compensated Employee includes active Highly Compensated Employees and former Highly Compensated Employees, as described in Code
Section 414(q), which currently provides as follows:

     An active Highly Compensated Employee includes any Employee who performs service for the Employer during the determination year and who, during the "look-back year" (i) received compensation (as defined below) from the Employer in excess of seventy-five thousand dollars ($75,000) (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation (as defined below) from the Employer in excess of fifty thousand dollars ($50,000) (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group (top twenty percent (20%) of non-excludible employees ranked by compensation (as defined below)) for such year; or (iii) was an officer of the Employer and received compensation (as defined below) during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one (1) of the one hundred (100) Employees who received the most compensation (as defined below) from the Employer during the determination year; and (ii) Employees who are five percent (5%) owners at any time during the look-back year or determination year.

     For purposes of (iii) above, no more than fifty (50) employees (or, if less, the greater of three (3) employees or ten percent (10%) of employees) shall be treated as officers. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

     For this purpose, the determination year shall be the Plan
Year. Except as otherwise elected, as provided below, the look-back year shall be the twelve (12) month period immediately preceding the determination year.

     A former Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth
(55th) birthday.

     If an Employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former Employee or a Highly Compensated Employee who is one (1) of the ten (10) most highly compensated Employees ranked on the basis of compensation (as defined below) paid by the Employer during such year, then the family member and the five percent (5%) owner or top ten (10) highly compensated employee shall be aggregated. In such case, the family member and five percent (5%) owner or top ten (10) highly compensated employee shall be treated as a single Employee receiving compensation (as defined below) and Plan contributions or benefits equal to the sum of such compensation (as defined below) and contributions or benefits of the family member and five percent (5%) owner or top ten (10) highly compensated employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with
Section 414(q) of the Code and the regulations thereunder.

     In determining whether an individual is a Highly Compensated Employee, the term "compensation" means compensation as defined in Section 3.5, or any other definition selected by the Plan Administrator which is permitted under Code Section 415(c)(3), which is received by the individual during the determination year or during the look-back year, including, however, elective or Salary Reduction Contributions to a cafeteria plan under Section 125 of the Code, a cash or deferred arrangement under Section 401(k) of the Code, a simplified employee pension under Section 402(h) of the Code, or a tax-sheltered annuity under Section 403(b) of the Code.

     Notwithstanding the preceding, in determining whether an individual is a Highly Compensated Employee, the Employer may make the following elections:

     (a) The Employer may elect to apply the alternative definition set forth below to determine whether an Employee who separated from service before January 1, 1987 is a former Highly Compensated Employee. The election, once made, cannot be changed without the consent of the Commissioner of the Internal Revenue Service. Under the alternative definition, a former Highly Compensated Employee includes any former Employee who separated from service with the Employer prior to January 1, 1987, and was described in any one or more of the following groups during either the Employee's separation year (as defined in Treasury Regulations under Section 414(q) of the Code) (or the year preceding such separation year) or any year ending on or after such Employee's fifty-fifth (55th) birthday (or the last year ending before such Employee's fifty-fifth (55th) birthday): (i) the Employee was a five percent (5%) owner of the Employer at any time during the year; (ii) the Employee received compensation from the Employer in excess of fifty thousand dollars ($50,000) during the year. The determinations provided for in this alternative definition may be made on the basis of the calendar year, the Plan Year, or any other twelve (12) month period selected by the Employer and applied on a reasonable and consistent basis.

     (b) In a determination of the top paid twenty percent (20%) group of Employees for purposes of determining whether an individual is a Highly Compensated Employee, the Employer may elect, on a consistent and uniform basis, to modify the permissible exclusions for months of service, hours per week, months per year, and age by substituting a shorter period of service or lower age than that specified in Section 414(q) of the Code and regulations thereunder. In addition, the Employer may elect not to exclude those Employees who may be excluded because
(i) they are covered by a bona fide collective bargaining agreement, (ii) ninety percent (90%) or more of all Employees are covered by bona fide collective bargaining agreements, and (iii) the plan being tested does not cover Employees covered by the collective bargaining agreements. If any of these elections are made by the Employer, the Employer must apply the test uniformly for purposes of determining its top paid twenty percent (20%) group with respect to all its qualified plans and employee benefit plans and for purposes of the line of business rules set forth in Section 414(r) of the Code.

     (c) The Employer may elect to use the calendar year to determine whether an Employee is a Highly Compensated Employee in the look-back year (as defined in Treasury Regulations under Section 414(q) of the Code) calculation. The calendar year used will be the calendar year ending with or within the determination year (as defined in the regulations under Section 414(q) of the Code). The determination year shall be the months (if any) in the current Plan Year which follow the end of the calendar look-back year. If the Employer elects to make the calendar year calculation election with respect to any plan, entity or arrangement, such election must apply with respect to all plans, entities and arrangements of the Employer.

     1.14 INSIDER means any person who (i) within the meaning of Section 16 of the Securities Exchange Act of 1934 is, directly or indirectly, the beneficial owner of more than 10% of any class of equity securities of the Plan Sponsor, (ii) is a director of the Plan Sponsor, or (iii) is an officer of the Plan Sponsor, or of any subsidiary of the Plan Sponsor, who performs significant policy-making functions for the Plan Sponsor.

     1.15 NON-HIGHLY COMPENSATED EMPLOYEE means an Employee who is not a Highly Compensated Employee.

     1.16 NORMAL RETIREMENT AGE means the Participant's sixty-fifth (65th) birthday.

     1.17 NORMAL RETIREMENT DATE means the first day of the month coinciding with or next following a Participant's Normal
Retirement Age.

     1.18 PARTICIPANT means any Employee who participates in the Plan as provided in Article 2 or who makes a contribution to a Rollover Contribution Account. A Participant shall continue to be a Participant as long as he or she has a Plan Account.

     1.19   PLAN means the Taneytown Bank & Trust Company
Retirement Savings Plan as set forth in this document and as amended from time to time.

     1.20 PLAN ACCOUNT means the amount held under this Plan for the account of a Participant, and shall equal the sum as to each Participant of the Participant's Salary Reduction Contribution Account. Employer Basic Contribution Account, Employer Matching Contribution Account, Qualified Nonelective Contribution Account, Qualified Matching Contribution Account, Prior Plan Account and Rollover Contribution Account.

     1.21 PLAN SPONSOR means Monocacy Bancshares, Inc. and its successors.

     1.22 PLAN YEAR means the twelve (12) month period beginning each January 1 and ending each December 31 during which this Plan is in effect.

     1.23 PRIOR PLAN ACCOUNT means the amount held under this Plan attributable to the Participant's interest in the Taneytown
Bank and Trust Company Profit Sharing Plan.

     1.24 QUALIFIED MATCHING CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to "qualified matching contributions" (as defined in Code Sections
401(k) and (m)).

     1.25 QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to "qualified nonelective contributions" (as defined in Code
Sections 401(k) and (m)).

     1.26 ROLLOVER CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to contributions made under Section 3.7.

     1.27 SALARY REDUCTION CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to contributions made under Section 3.1(a).

     1.28 TRUST means the trust agreement which forms a part of this Plan.

     1.29   TRUST FUND means the assets of the Trust.

     1.30 TRUSTEE means the trustee of the Trust serving as such from time to time.

     1.31 VALUATION DATE means the last day of a Plan Year, and any other date or dates chosen by the Administrator as of which the Trust is valued pursuant to Article 7.

     1.32 YEAR OF SERVICE and other service measurements under the Plan shall be determined using the special definitions of this Section. Unless otherwise specified, service shall be credited for the employment with any Affiliated Company.

     This Section shall apply beginning on the Effective Date of this Restatement. Years of Service prior to the Effective Date shall be determined according to the terms of the Plan in effect on the day prior to the Effective Date of this Restatement.

            (a) For eligibility purposes:

                (i) A PERIOD OF SERVICE means a period of service commencing on an Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Employee's Severance Date.

                (ii) A PERIOD OF SEVERANCE means the period of time commencing on a Severance Date and ending on the date the Employee again performs an Hour of Service with the Employer.

                (iii) CREDITED SEVERANCE PERIOD means any period described in (A) or (B) below:

                      (A) If an Employee severs from service by reason of quitting, discharge or retirement and then performs an Hour of Service for the Employer within twelve (12) months of the Severance Date, the Credited Severance Period shall include the Period of Severance.

                      (B) If an Employee severs from service by reason of quitting, discharge or retirement during an absence from service of twelve (12) months or less (where such absence was for any reason other than a quit, discharge, retirement or death), and then performs an Hour of Service for the Employer within twelve (12) months of the date on which the Employee was first absent, the Credited Severance Period shall include the Period of Severance.

                (iv) EMPLOYMENT COMMENCEMENT DATE means the first day for which the Employee is entitled to be credited with an Hour of Service for an Employer.

REEMPLOYMENT COMMENCEMENT DATE means the first date on which the Employee performs an Hour of Service following a Period of Severance which is not required to be taken into account under subsection (iii) above.

                  (v) SEVERANCE DATE means the earlier of:

                      (A) The date the Employee quits, retires, dies, or is discharged from the Employer, or

                      (B) Except as provided below, the first
anniversary of the first date of a continuous period in which an Employee remains absent from service (with or without pay) with the Employer for any reason other than quitting, retirement, discharge or death, such as vacation holiday, sickness, disability, leave of absence or layoff; provided, however, that an Employee who is absent from employment to serve in the Armed Forces of the United States shall not incur a Severance Date under this subsection unless he or she fails to return to active employment with a company that is an Affiliated Company within the period provided by law for the protection of his or her re-employment rights.

                      Notwithstanding the above, an Employee who is absent from employment by reason of an authorized leave of absence on account of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty or any other leave of absence authorized by the Employer which extends for not more than two years and who returns from such authorized leave of absence prior to its expiration date shall not incur a Severance Date during such authorized leave of absence. If an Employee on leave of absence fails to answer an inquiry by the Employer as to the status of the leave of absence, or if the Employer is not notified of the death or disability of such Employee, and the Employer has actual knowledge thereof, the Employer may determine that the leave of absence had or has expired.

                  (vi) The Severance Date of an Employee who is absent from employment because of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or the need to care for such child for a period beginning immediately following such birth or placement, shall be the second anniversary of the first date of such absence. The period between the first and second anniversary of the first date of absence from work shall be neither a Period of Service nor a Period of Severance.

                      The above rule shall apply only if the
Employee furnishes to the Plan Administrator such timely information as may be required to establish that the absence was for the above reasons and to determine the period of such absence.

                  (vii) An HOUR OF SERVICE means each hour for which:

                      (A) An Employee is paid or entitled to
payment for the performance of duties for the Employer;

                      (B) An Employee is paid, or entitled to
Payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) to the extent such hour must be credited under Department of Labor Regulation
Section 2530.200b-2(a)(2); or

                      (C) Back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

                  (viii) CONSECUTIVE MONTHS OF SERVICE means the months contained in all consecutive Periods of Service and Credited Severance Periods. Periods of Service and Credited Severance Periods shall be aggregated on the basis that thirty
(30) consecutive days equal a whole Month of Service.

            (b)   For all other purposes:

                  (i) A YEAR OF SERVICE means a Computation
Period during which an Employee is credited with at least one thousand (1,000) Hours of Service.

                  (ii) A one (1) year BREAK OF SERVICE means a
Computation Period during which an Employee fails to complete more than five hundred (500) Hours of Service.

                  (iii) The COMPUTATION PERIOD means the twelve
(12) consecutive month period beginning on the first day of the Plan Year.

                  (iv) An HOUR OF SERVICE means:

                      (A) Each hour for which an Employee is paid or entitled to payment of the performance of duties for the Employer during the applicable Computation Period.

                      (B) Each hour for which an Employee is
paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, except that:

                          (1) Not more than five hundred one
(501) Hours of Service shall be credited on account of any single continuous period during which the Employee performs no duties
(whether or not such period occurs in a single Computation
Period); and

                          (2) Hours of Service shall not be
counted where such payment is made or is due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment or disability insurance laws, or solely to reimburse an Employee for medical or medically-related expenses.

                      (C) Each hour for which back pay,
irrespective of mitigation of damages, is either awarded or agreed to by the Employer. However, the same Hours of Service shall not be credited under both (b)(i) and (b)(ii) above. No more than five hundred one (501) Hours of Service shall be credited for payment of back pay on account of any single continuous period, to the extent that such back pay is agreed to or awarded for a period of time during which an Employee did not or would not have performed duties.

                      (D) Each hour for which an Employee on
leave from employment to serve in the Armed Forces of the United States would have been paid, directly or indirectly, or entitled to payment under (b)(i) above assuming that, but for such military service, he or she would have been regularly engaged in the performance of his duties. Such hours shall be credited to the Computation Period in which he or she would have been regularly engaged in the performance of his or her duties but for such military service; provided, however, that no Hours of Service shall be credited under this paragraph unless the Employee returns to active employment with an Affiliated Company within the period provided by law for the protection of his or her re-employment rights.

                      Hours of Service for reasons other than the performance of duties shall be determined and credited in accordance with Department of Labor Regulation sections
2530.200b-2(b) and (c), which is incorporated herein by reference.

                  (v) Solely for the purpose of determining whether a Break in Service has occurred, an Employee who is absent from employment because of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or the need to care for such child for a period beginning immediately following such birth or placement, shall be credited with:

                      (A) The Hours of Service which otherwise normally would have been credited to such individual but for such absence, or

                      (B) In any case in which the Plan
Administrator is unable to determine the hours described above, eight (8) Hours of Service per day of such absence.

                      The above rule shall apply only if the
Employee furnishes to the Plan Administrator such timely information as it may require to establish that the absence was for the above reasons and to determine the number of days of such absence. Such Hours of Service shall be credited in the Computation Period in which the absence from work begins, if such credit is necessary to prevent a Break in Service in that period. In any other case, such Hours of Service shall be credited in the immediately following Computation Period. In no event shall more than five hundred one (501) Hours of Service be credited because of such pregnancy or placement.

                  (vi) Hours of Service will be credited based upon relevant payroll records maintained by the Employer. However, any Employee for whom records are not maintained shall be deemed to have worked and will receive credit for ten (10) Hours of Service for each day in which he or she would be credited with at least one (1) Hour of Service under subsections
(b)(i), (ii), (iii) and (iv) above.

                  (vii) If an Employee incurs a Break in Service, the Employee's Years of Service before the Break in Service will be taken into account if the individual subsequently is reemployed by the Employer. In the case of any Participant who incurs five (5) consecutive

Breaks in Service, Years of Service completed after such five (5) year period shall not be taken into account for purposes of determining the Participant's vested interest in benefits derived from Employer contributions which accrued before such five (5) year period. If the Employer is a member of a controlled group of employers within the meaning of Code Sections 414(b), (c), (m) or (o), Years of Service for vesting and eligibility purposes shall be determined as if all members of the controlled group were a single employer, excluding, however, employment during periods when the Employer was not a member of the controlled group.

                          ARTICLE 2
                 ELIGIBILITY FOR PARTICIPATION
                 -----------------------------

     2.1 INITIAL ELIGIBILITY. Each person who is an Employee on the Effective Date and who, on the Effective Date, is credited with at least six Consecutive Months of Service for eligibility purposes will become, or continue as, a Participant in the Plan on the Effective Date.

     2.2 SUBSEQUENT ELIGIBILITY. Each Employee who first is credited with at least six consecutive Months of Service for eligibility purposes after the Effective Date will become a Participant on the Entry Date coincident with or next following the date on which the Employee first is credited with at least six Consecutive Months of Service for eligibility purposes.

     2.3    REHIRED PARTICIPANTS.

            (a) An Employee who met the eligibility requirements of Section 2.1 but who separated from service before the next Entry Date, shall become a Participant immediately upon reemployment if he or she returns to employment after such Entry Date but prior to incurring, a one (1) year Period of Severance.

            (b) A Participant who has incurred a one (1) year Period of Severance shall be eligible to participate in the Plan immediately upon performance of an Hour of Service upon reemployment as an Employee, provided that, in the case of a Participant who does not have a nonforfeitable right to benefits derived from contributions described in Article 3, the number of consecutive one (1) year Periods of Severance did not equal or exceed the greater of five (5) or the aggregate number of Years of Service before such period.

            (c) A Participant who does not have a nonforfeitable right to benefits derived from contributions described in Article 3, and whose number of consecutive one (1) year Periods of Severance equaled or exceeded the greater of five (5) or the aggregate number of Years of Service before such period shall be treated as a new Employee upon reemployment, and any prior Years of Service shall not be taken into account for eligibility purposes.

                          ARTICLE 3
                        CONTRIBUTIONS
                        -------------

     3.1    SALARY REDUCTION CONTRIBUTIONS BY PARTICIPANTS.

            (a) Each Participant may make a salary reduction election to reduce his or her Compensation per payroll period in an amount equal to any whole percentage of his or her

Compensation which is not less than one percent (1%) nor more than fifteen percent (15%), subject, however, to the Employer's right to amend or revoke the Participant's election as provided in subsection (d) below. In addition, a Participant's Salary Reduction Contributions to the Plan, and to all other plans, contracts or arrangements subject to Code Section 402(g), during any calendar year may not exceed the dollar limitation applicable to the Plan under Section 402(g) of the Code (nine thousand two hundred forty dollars ($9,240) for 1995). This dollar limit shall be adjusted automatically by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury at the same time and in the same manner as the cost-of-living adjustment applied under Code Section 415(d).

            (b) Contributions will be made by the Employer to the Salary Reduction Contribution Account of each Participant in an amount equal to the amount of the Participant's reduction in Compensation. All Salary Reduction Contribution Accounts shall be one hundred percent (100%) vested at all times.

            (c) Salary reduction elections shall be made in writing on such forms, and shall be subject to such uniform administrative rules, as the Administrator shall establish. A Participant may amend or revoke his or her salary reduction election at such times and with such frequency as the Administrator's uniform rules shall permit.

            (d) The Employer shall have the right to amend or revoke a Participant's salary reduction election (i) if such election causes the Participant's contributions to exceed the limits on annual additions imposed by this Section or Section 3.5 or (ii) to insure that this Plan meets the deferral percentage tests of Code Section 401(k)(3).

            (e) The Plan at all times shall be administered so as to comply with the provisions of Code Section 401(k)(3) and of Treasury Regulation Section 1.401(k)-1(b). For purposes of testing compliance with Code Section 401(k)(3), the definition of "compensation" will be the definition designated by the Administrator from year to year, and may be limited to Compensation during that portion of the Plan Year that the Employee was a Participant, as permitted under applicable law.

            (f) The Employer also may uniformly amend or revoke all Participants' salary reduction elections if the full amount of Salary Reduction Contributions to the Plan cannot be made for any Plan Year because the full amount of Salary Reduction Contributions for a Plan Year will exceed the amount deductible by the Employer under Code Section 404 (including carryovers) for the applicable fiscal year of the Employer.

            (g) Any amendment or revocation of a Participant's salary reduction election by the Employer must be made in writing to the Participant stating the amount of the Salary Reduction Contribution which the Employer will accept. If the Employer amends or revokes a Participant's salary reduction election for a Plan Year, any excess of Salary Reduction Contributions already made with respect to the Participant for such Plan Year over the amount of such contributions allowed with respect to the Participant for such Plan Year shall be returned to the Participant as provided below.

            (h) If, at the end of any Plan Year, it appears to the Employer that the above deferral percentage test of Code
Section 401(k)(3) will not be met, the Employer, in lieu of amending or revoking salary reduction elections as permitted above, may elect to make an additional contribution for the benefit of Participants who are Non-Highly Compensated Employees. The additional contribution shall be allocated in the same manner as Employer Matching Contributions or in any other manner determined by the Employer. If the additional contribution is not allocated as an Employer Matching Contribution, it shall be added to the Qualified Nonelective Contribution Accounts of Participants on whose behalf it is made and shall be immediately one hundred percent (100%) vested and, except as otherwise provided herein, shall be subject to the distribution provisions and limitations which are applicable to Salary Reduction Contributions to the Plan. If the additional contribution is allocated as an Employer Matching Contribution, it shall be added to the Qualified Matching Contribution Accounts of Participants on whose behalf it is made and shall be immediately one hundred percent (100%) vested and, except as otherwise provided herein, shall be subject to the distribution provisions and limitations which are applicable to Salary Reduction Contributions to the Plan. The amount of the additional contribution shall be such that the deferral percentage test of Section 401(k)(3) of the Code will be met. The additional contribution shall be deposited to Participants' Accounts not later than the earlier of (i) the date which is prescribed by law for filing the Employer's income tax return (including any extension thereof) for the taxable year to which the contribution relates, or (ii) the last day of the twelve (12) month period immediately following the Plan Year to which the contribution relates. A Participant may not elect to receive any portion of the additional contribution as current Compensation.

     3.2    EMPLOYER MATCHING CONTRIBUTIONS.

            (a) A matching contribution shall be made by the Employer to the Employer Matching Contribution Account of each Participant who makes a contribution to his or her Salary Reduction Contribution Account for the Plan Year, who is credited with a Year of Service during the Plan Year and who is employed by the Employer on the last day of the Plan Year. The matching contribution for each Participant shall be made at such time as determined by the Employer, but no later than the date provided by applicable law for making Employer Matching Contributions for the Plan Year. The matching contribution for each Participant shall equal fifty percent (50%) of the Participant's Salary Reduction Contributions not in excess of six percent (6%) of Compensation.

                  Notwithstanding the preceding, effective
January 1, 1995, a matching contribution shall be made by the Employer for each quarter in the Plan Year to the Employer Matching Contribution Account of each Participant who makes a contribution to his or her Salary Reduction Contribution Account and who is employed by the Employer on the last day of such quarter. The matching contribution for each Participant shall be made as soon as practicable following the end of each such quarter, but no later than the date provided by applicable law for making Employer Matching Contributions.

            (b) The Plan at all times shall be administered so as to comply with the provisions of Code Section 401(m) and of Treasury Regulation Sections 1.401(m)-1 and 1.401(m)-2. For purposes of testing compliance with Code Section 401(m)(2), the definition of "compensation" will be the definition designated by the Administrator from year to year, and may be limited to

Compensation during that portion of the Plan Year that the Employee was a Participant, as permitted under applicable law. When required by Treasury Regulation Section 1.401(m)-2(c), multiple use of the alternative limitation shall be corrected by reducing the actual contribution percentage of all Highly Compensated Employees under the Plan.

            (c) If, at the end of any Plan Year, it appears to the Employer that the above contribution percentage test of Code
Section 401(m)(2) will not be met, the Employer, in lieu of limiting or prohibiting Employee contribution elections as permitted above or distributing Excess Aggregate Contributions as permitted in Section 3.11, may elect to make an additional contribution for participants who are Non-Highly Compensated Employees. The additional contribution shall be allocated in the same manner as Employer Matching Contributions or in any other manner determined by the Employer. If the additional contribution is not allocated as an Employer Matching Contribution, it shall be added to the Qualified Nonelective Contribution Accounts of Participants on whose behalf it is made and shall be immediately one hundred percent (100%) vested and, except as otherwise provided herein, shall be subject to the distribution provisions and limitations which are applicable to Salary Reduction Contributions to the Plan. If the additional contribution is allocated as an Employer Matching Contribution, it shall be added to the Employer Matching Contribution Accounts of Participants on whose behalf it is made and shall for all purposes herein be treated as if it were an Employer Matching Contribution. The amount of the additional contribution shall be such that the contribution percentage test of Section 401(m) of the Code will be met. The additional contribution shall be deposited to Participants' Accounts not later than the earlier of (i) the date which is prescribed by law for filing the Employer's income tax return (including any extension thereof) for the taxable year to which the contribution relates, or (ii) the last day of the twelve (12) month period immediately following the Plan Year to which the contribution relates. A Participant may not elect to receive any portion of the additional contribution as current Compensation.

     3.3    EMPLOYER BASIC CONTRIBUTIONS.

            (a) DISCRETIONARY CONTRIBUTIONS. An Employer Basic Contribution may be made by the Employer for each Participant eligible to receive an allocation of the contribution, which contribution shall be allocated to each eligible Participant's Employer Basic Contribution Account in the proportion that the Participant's Compensation for the Plan Year bears to the Compensation of all eligible Participants for the Plan Year. The amount of the contribution will be established each year at the discretion of the Board of Directors of the Employer, and the contribution for each Participant shall be made annually or more frequently as the Employer may determine. The Employer will allocate any Employer Basic Contribution for a Plan Year only to the Account of each Participant who has been credited with at least one thousand (1,000) Hours of Service during the Plan Year and who is employed on the last day of the Plan Year.

                  By making application prior to the last day any Plan Year, on a form prescribed by the Administrator, a Participant may elect to receive all or a particular portion of the Participant's Employer Basic Contribution for such Plan Year in cash from the Employer. Whether a Participant may receive all, a portion or none of his or her Employer Basic Contribution in cash and, if applicable, the particular portion permitted to be received in cash, shall be communicated to the Participants by the Employer at the time the amount of the Employer Basic Contribution is established by the Employer, such permissible portion, if applicable, being expressed a uniform percentage applicable to all Participants for the Plan Year. Such direct cash payments, if any, shall be made as soon as practicable after the end of the Plan Year, but in no event later than the thirtieth (30th) day following the end of the Plan Year. The remaining portion of the Participant's Employer Basic Contribution, if any, shall be credited to the Participant's Employer Basic Contribution Account as of the last day of the Plan Year.

                  That portion of the Participant's Employer
Basic Contribution amount that is distributed by the Employer to a Participant in cash shall not be treated as a contribution under or a distribution from this Plan.

                   Except as provided in this Section, all
provisions of the Plan other than the first sentence of Section 3.1(a) and the provisions of Section 3.2 shall apply to Employer Basic Contributions made to the Plan as if such contributions were Salary Reduction Contributions.

            (b) QUALIFICATION CONTRIBUTIONS. If, for any Plan Year, the Plan fails to comply with the requirements of Code
Section 401(a)(4), Code Section 410(b) or Code Section 401(a)(26), the Employer may make an additional contribution to satisfy the requirements of these Code sections. Such additional contribution may be made to the accounts of Participants or to accounts established for individuals who otherwise would not be Participants, as determined by the Employer, and shall be allocated on the basis of Compensation.

     3.4 DEDUCTIBILITY OF CONTRIBUTIONS. Employer contributions for a Plan Year shall not exceed an amount which, when combined with all other contributions under the Plan for the Plan Year, equals the maximum contribution which would be deductible by the Employer under Code Section 404 (including carryovers) for the applicable fiscal year of the Employer.

     3.5    LIMITS ON ANNUAL ADDITIONS.

            (a) BASIC LIMITATIONS. Notwithstanding any other provision of this Plan, a Participant's total annual additions under this Plan for any Plan Year shall not exceed the lesser of
(a) thirty thousand dollars ($30,000) or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Code
Section 415(b)(1) as in effect for the Plan Year, as adjusted in Treasury Regulation Section 1.415-2(b)(4)(iii), or (b) twenty-five percent (25%) of the Participant's Compensation for such Plan Year. "Annual additions" for this purpose means the sum of (i) contributions under Sections 3.1, 3.2 and 3.3 of this Plan allocable to the Participant's Plan Account, and (ii) any forfeitures allocable to the Participant's Plan Account.

                For purposes of this Section, "Compensation" refers to the Participant's earned income, wages, salaries, and fees for professional services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) and excluding the following:

                (i) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation;

                (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                (iv) Other amounts which received special tax benefits, or contributions made by a Participant (whether or not under a salary reduction agreement) towards the purchase, of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludible from the gross income of the Participant).

                For purposes of applying the limitations of this Section, Compensation for a limitation year is the Compensation actually paid or includible in gross income during such year.

                Notwithstanding the preceding sentence,
Compensation for a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

            (b) COMBINED LIMITATIONS. After any reduction in any benefit under a defined benefit plan pursuant to the following paragraph, if a Participant participates in any other defined contribution plan sponsored by the Employer which is qualified under Code Section 401(a), his or her annual additions under such plan shall be aggregated with his or her annual additions under this Plan, and his or her annual additions under this Plan shall be reduced, if necessary, so that the aggregate of such annual additions does not exceed the limitations set forth in
(a) above.

                If a Participant participates or has participated in any defined benefit pension plan sponsored by the Employer which is qualified under Code Section 401(a), his or her benefit under the defined benefit pension plan shall be reduced, if necessary, so that the sum of (1) and (2) below does not exceed
1.0 for any Plan Year:

                (i) (A) the projected annual normal retirement benefit (assuming continued employment until such Participant's normal retirement date and constancy of all relevant factors) of the Participant under the defined benefit pension plans, determined as of the close of the Plan Year, divided by

                      (B) the lesser of (A) 1.25 times the dollar limitation in effect under Code Section 415(b)(1)(A) as of the close of such Plan Year or (B) 1.4 times the Participant's average Compensation for his or her "high three years" (where "high three years" refers to the period of three (3) consecutive calendar years yielding the highest such average and during which the Participant was a participant in the defined benefit pension plan), plus

                (ii)  (A) the sum of the annual additions
credited to the Participant under this Plan (and all other defined contribution plans required to be aggregated with this
Plan) for the current Plan Year and all prior Plan Years, determined as of the close of the Plan Year, less any amounts permitted to be subtracted from such sum under Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982, divided by

                      (B) the lesser of (A) 1.25 times the dollar limitation in effect under Code Section 415(c)(1)(A) (determined without regard to Code Section 415(c)(6)) for the current Plan Year and for all prior years of the Participant's employment with the Employer (regardless of whether a defined contribution plan was in effect for those years), or (B) thirty-five percent (35%) of the Participant's Compensation for the current Plan Year and for prior years of the Participant's employment with the Employer (regardless of whether a defined contribution plan was in effect for those years).

                If the fraction produced under (2) above would exceed 1.0, even after the reduction in the Participant's benefits under the defined benefit plan(s), which shall be done first, then the contributions for the Participant under this Plan shall be reduced to the extent necessary in accordance with
Section 4.6.

          (c) TRANSITION RULE. At the election of the Administrator, with respect to any year ending after December 31, 1982, the amount taken into account under subsection (b)(2)(ii) above with respect to each Participant for all years ending before January 1, 1983 shall be an amount equal to the amount determined under (b)(2)(ii) above for the year ending in 1982 times the transition fraction. For purposes of this paragraph, the term "transition fraction" means a fraction, the numerator of which is the lesser of fifty-one thousand eight hundred seventy-five dollars ($51,875) or thirty-five percent (35%) of the Participant's Compensation (as defined above) for the year ending in 1981 and the denominator of which is the lesser of forty-one thousand five hundred dollars ($41,500) or twenty-five percent (25%) of the Participant's Compensation for the year ending in 1981.

            (d) AGGREGATION OF EMPLOYERS. The foregoing maximum contributions which may be made under this Plan shall be further limited by reason of the existence of other qualified retirement plans maintained by any other members of a controlled group of corporations, of one of a group of trades or businesses under common control (as described in Code Sections 414(b) or (c), as modified by Code Section 415(h)), or of an affiliated service group (as described in Code Sections 414(m) or (o)) to the extent such limitation is required by Code Section 415. The Administrator shall advise affected Participants of any additional limitation required by the preceding sentence.

     3.6 DISPOSITION OF EXCESS ANNUAL ADDITIONS. If the limitations described in Section 3.5 are exceeded with respect to any Participant in any Plan Year, then the contributions allocable to the Participant under this Plan for such Plan Year shall be reduced to the minimum extent required by such limitations by first reducing contributions to the Participant's After-Tax Contribution Account and then contributions to the Participant's Salary Reduction Contribution Account and then, if necessary, reducing contributions to the

Participant's Employer Contribution Accounts. The Administrator, in its sole discretion, shall determine if any reduction in the annual additions to a Participant's Accounts is required by reason of the limitations set forth in this Article or Code
Section 415. No Participant shall be entitled to any annual additions (or earnings thereon) made or allocated to the Participant in excess of such limitations. If it is determined at any time that the Administrator has erred in accepting and crediting salary reduction contributions by a Participant or in allocating Employer contributions to any Participant's Plan Account for any Plan Year in violation of such limitations, then
(i) the amount of any required reduction in the Participant's contributions (including earnings thereon) shall be returned to the Participant and any Employer Matching Contributions attributable to such Participant contributions shall be forfeited, and (ii) the amount of any required reduction in the Employer's contributions (including earnings to the extent permitted by applicable law) allocable or allocated to the Participant under this Plan shall be returned to the Employer if such reduction in the Employer's contributions is attributable to a mistake of fact by the Employer or the Administrator at the time the contribution was made. If the reduction in the Employer's contributions is not attributable to such a mistake of fact, the amount of the reduction (including earnings) shall be held in suspense and applied against the Employer's contributions under Section 3.3 which are next due and owing to the Plan.

     3.7 CONTRIBUTIONS TO ROLLOVER CONTRIBUTION ACCOUNT. Any Employee (whether or not currently eligible to participate in the Plan) may transfer to the Trust any Rollover Contributions as defined in Section 3.8. An Employee's Rollover Contribution shall be credited to and held in the Participant's Rollover Contribution Account. A Participant's Rollover Contribution Account shall be one hundred percent (100%) vested in the Participant at all times. A Rollover Contribution shall not be taken into account in determining the annual additions to an Employee's Plan Account under Section 3.5.

     3.8    DEFINITION OF "ROLLOVER CONTRIBUTION."   The term
"Rollover Contribution" means an amount contributed to the Plan on or before the sixtieth (60th) day after the day the contributing Employee received it, if the amount received by the Employee is a distribution which is eligible for rollover to the Plan under Code Section 402.

            The term "Rollover Contribution" also means assets representing a Participant's nonforfeitable interest in another retirement plan qualified under Section 401(a) or 403(a) of the Code, or in a conduit individual retirement account or annuity, which assets have been transferred directly from the trustee (or other fiduciary) of such other plan, account or annuity to the Trustees of this Plan; provided, however, that such direct transfer shall not be accepted by the Trustee unless (A) the transfer constitutes an "elective transfer" under Section 1.411(d)-4 Q&A-3(b) of regulations promulgated by the Secretary of the Treasury, (B) the plan from which the transfer is made provides no protected benefits under Section 411(d)(6) of the Code which are not already provided under the Plan or (C) the transfer constitutes a direct rollover after December 31, 1992 under Section 402 of the Code.

            The Administrator may reject any Rollover
Contribution which is not qualified to be a Rollover Contribution to the Plan under the foregoing or under the Code. The
Administrator may make all investigations necessary to determine whether any amount submitted as a Rollover Contribution may be received.

     3.9    DISTRIBUTION OF EXCESS DEFERRALS.

            (a) IN GENERAL. Notwithstanding any other provision of the Plan, Excess Deferrals, plus income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Deferrals were assigned for the preceding taxable year and who claims such Excess Deferrals for such taxable year. A Participant is deemed to have claimed the Excess Deferrals for a taxable year to the extent that the Participant's Excess Deferrals are calculated by taking into account only Elective Deferrals to this Plan.

            (b) DEFINITIONS.

                (i) "Elective Deferrals" means any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferrals equal the sum of all Employer contributions made on behalf of such Participant pursuant to the Participant's election to defer under the Plan or under any other plan or arrangement described in Sections 401(k), 408(k) or 403(b) of the Code.

                (ii)  "Excess Deferrals" means the amount of
Elective Deferrals for the Participant's taxable year that is includible in the Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals exceed the seven thousand dollar ($7,000) (as indexed) limit under Section 402(g) of the Code. Excess Deferrals shall be treated as annual additions under the Plan for purposes of the limitations under Section 415 of the Code.

            (c) CLAIMS. The Participant's claim shall be in writing, shall be submitted to the Administrator no later than March 1; shall specify the Participant's Excess Deferrals for the preceding taxable year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceed the dollar limitation under Section 402(g) of the Code for the year in which the deferral occurred.

            (d) DETERMINATION OF INCOME. The Excess Deferrals distributed to a Participant with respect to a taxable year shall be adjusted for income or loss during the taxable year and, if elected by the Plan Administrator, during the period from the end of the taxable year to the date of distribution. The income or loss allocable to Excess Deferrals for the taxable year (and, if elected, from the end of the Plan Year to the date of distribution) shall be determined by the Plan Administrator using any reasonable method permitted under Section 402(g) of the Code.

     3.10   DISTRIBUTION OF EXCESS CONTRIBUTIONS.

            (a) IN GENERAL. Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed to the appropriate Highly Compensated Employees after the last day of the Plan Year in which the Excess Contributions arose and, if possible, within two and one-half (2-1/2) months after the last day of such Plan year. If Excess Contributions are distributed more than two and one-half (2-1/2)
months after the last day of the Plan Year in which such Excess Contributions arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts. Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the twelfth (12th) month after the last day of the Plan Year in which the Excess Contributions arose. Excess Contributions shall be treated as annual additions under the Plan for purposes of the limitations under Section 415 of the Code. Excess Contributions for a Participant whose Actual Deferral Percentage was determined under family aggregation rules shall be distributed among Family Members in proportion to the contributions of each Family Member that is aggregated.

            (b) EXCESS CONTRIBUTIONS. "Excess Contributions" means, with respect to any Plan Year, the excess of (i) the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the Average Deferral Percentage test. The maximum amount of contributions permitted for each Highly Compensated Employee shall be determined by a leveling method under which the actual deferral percentage of the Highly Compensated Employee with the highest actual deferral percentage is reduced to the extent required to (i) enable the Plan to satisfy the Average Deferral Percentage Test under
Section 3.1 or (ii) cause such Highly Compensated Employee's actual deferral percentage to equal the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage. This process is continued until the Plan satisfies the Average Deferral Percentage Test under Section 3.1 and the maximum amount of contributions permitted for each Highly Compensated Employee is determined.

            (c) DETERMINATION OF INCOME. Excess Contributions shall be adjusted for income or loss during the Plan Year and, if elected by the Plan Administrator, during the period from the end of the Plan Year to the date of distribution. The income or loss allocable to Excess Contributions for the Plan Year (and, if elected, from the end of the Plan Year to the date of distribution) shall be determined by the Plan Administrator using any reasonable method permitted under Section 401(k) of the Code.

     3.11   DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

            (a) IN GENERAL. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed to the appropriate Highly Compensated Employees after the last day of the Plan Year in which the Excess Aggregate Contributions arose and, if possible, within two and one-half (2-1/2) months after the last day of such Plan Year. If Excess Aggregate Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts. Excess Aggregate Contributions, plus income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of the twelfth (12th) month after the last day of the Plan Year in which the Excess Aggregate Contributions arose. Excess Aggregate Contributions shall be treated as annual additions under the Plan for purposes of the limitations under Section 415 of the Code. Excess Aggregate Contributions for a Participant whose Contribution Percentage was determined under family aggregation rules shall be distributed among Family

Members in proportion to the Contribution Percentage Amounts of each Family Member that is aggregated. To the extent Employee Contributions under Section 3.1 are returned to the Participant, any Employer Matching Contributions attributable to the Employee Contributions shall be forfeited.

            (b) EXCESS AGGREGATE CONTRIBUTIONS.  "Excess
Aggregate Contributions" means, with respect to any Plan Year, the excess of (i) the aggregate Contribution Percentage Amounts taken into account in computing the numerators of the Contribution Percentages of Highly Compensated Employees for such Plan Year, over (ii) the maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test. The maximum amount of contributions permitted for each Highly Compensated Employee shall be determined by a leveling method under which the contribution percentage of the Highly Compensated Employee with the highest contribution percentage is reduced to the extent required to (i) enable the Plan to satisfy the Average Contribution Percentage Test under Section 3.2 or (ii) cause such Highly Compensated Employee's contribution percentage to equal the contribution percentage of the Highly Compensated Employee with the next highest contribution percentage. This process is continued until the Plan satisfies the Average Contribution Percentage Test under Section 3.2 and the maximum amount of contributions permitted for each Highly Compensated Employee is determined. A determination of Excess Aggregate Contributions shall be made after first determining Excess Deferrals and then determining Excess Contributions.

            (c) DETERMINATION OF INCOME. Excess Aggregate Contributions shall be adjusted for any income or loss during the Plan year and, if elected by the Plan Administrator, during the period from the end of the Plan Year to the date of distribution. The income or loss allocable to Excess Aggregate Contributions for the Plan Year (and, if elected, from the end of the Plan Year to the date of distribution) shall be determined by the Plan Administrator using any reasonable method permitted under Section 401(m) of the Code.

     3.12   PARTICIPANTS' INVESTMENT ELECTIONS.

            (a) The Administrator may establish and implement procedures pursuant to which each Participant and each former Participant with a vested Plan Account shall be permitted to direct the investment of all or a portion of his or her Plan Account into one or more investment options described in Section 3.12(b). If any such Participant or former Participant fails to make an investment election, such Participant's or former Participant's Plan Account shall be invested in an investment option, or a combination of investment options, selected by the Administrator, which offer(s) reasonable opportunities for capital appreciation, preservation of capital, and/or liquidity. Investment elections may be changed at least quarterly, subject, however, to any rules established by the Administrator and any rules or restrictions of any insurance company or other entity serving as the manager or funding vehicle of any of the investment funds. Investment elections shall be subject to such uniform rules and procedures as the Administrator shall establish.

            (b) The Administrator shall designate to the Trustee the investment options to be offered under the Plan and may, from time to time, change the investment options offered hereunder.
As of the Effective Date (or later in the case of (vi), below), the investment options

                (i)   A Money Market Fund:

                (ii)  An Income Fund;

                (iii) A Growth Fund;

                (iv)  A Growth and Income Fund;

                (v)   An Aggressive Growth Fund; and

                (vi)  Upon receiving direction from the
                      Administrator, the Trustee shall establish a Fund primarily invested in the Common Stock of the Plan Sponsor (hereinafter referred to as "Company Stock" or the "Company Stock Fund", as applicable). Except as otherwise required by law or deemed advisable by the Administrator, the assets of the Company Stock Fund shall be held on a pooled basis.

            (c) Each investment fund shall be valued as of each Valuation Date. Such valuation shall recognize any appreciation or depreciation in the fair market value of all securities or other property held by each respective investment fund, including any cash and accrued earnings, and shall take into account any accrued expenses and proper charges against the investment fund as of such Valuation Date.

            (d) A Participant who is an Insider may direct the Trustee to have amounts in his or her Plan Account that are invested in the Company Stock Fund reinvested in a fund or funds other than the Company Stock Fund, or to have amounts in his or her Plan Account that are invested in a fund or funds other than the Company Stock Fund reinvested in the Company Stock Fund, only during the period beginning on the third business day following the date of release or publication of quarterly or annual summary statements of sales and earnings of the Plan Sponsor and ending on the twelfth business day following such date of release and publication.

                          ARTICLE 4
                        DISTRIBUTIONS
                        -------------

     4.1    RETIREMENT.

            (a) Each Participant who is an Employee on his or her attainment of Normal Retirement Age, to the extent not then vested, shall become fully vested and, following termination of employment, the Participant shall be entitled to receive the full amount of the Plan Account in a lump sum or, if the Participant elects, in approximately equal annual installments over a fixed period not to exceed the joint life expectancies of the Participant and the Participant's oldest beneficiary determined under applicable Internal Revenue Service regulations. If the Participant dies before all installments have been paid, the balance remaining in the Participant's Plan Account shall be paid as provided in Section 4.2. Notwithstanding the foregoing, subject to the provisions of Section 4.8, if a Participant's Account at retirement is three thousand five hundred dollars ($3,500) or less, the Account will be paid only in a cash lump sum.

            (b) Distribution to a Participant shall be made, or shall commence, as soon as is practicable after the Participant's retirement, and after arrangements for payment have been made by the Administrator and the Trustee; provided, however, unless the Participant elects otherwise, that distribution shall be made, or shall commence, not later than sixty (60) days after the end of the Plan Year in which the later of the Participant's Normal Retirement Date or Late Retirement Date occurs.

     4.2 DEATH OF PARTICIPANT. If a Participant's employment is terminated because of the death of the Participant, the Participant's entire Plan Account, to the extent not then vested, shall become fully vested in the Participant. Upon death, the Participant's vested Plan Account shall be paid to the Participant's designated beneficiary who, for a married
Participant, shall be the Participant's spouse, except as provided below.

            Notwithstanding the foregoing, a married Participant may, by a "qualified election", designate a different beneficiary or beneficiaries for all or part of his or her Plan Account. A "qualified election" is a written designation by the Participant of a beneficiary other than the Participant's spouse which contains the written consent of the spouse to the payment of the Plan Account to the beneficiary designated in the election (which may not be changed without spousal consent) or which contains the written consent of the spouse which expressly permits beneficiary designations by the Participant without any requirement of further consent by the spouse. The spouse must acknowledge the effect of the waiver and consent and the spouse's signature must be notarized or witnessed by a Plan representative. If the consent of the spouse permits beneficiary designations without further consent by the spouse, the consent must acknowledge and expressly relinquish the right to limit the consent to the designation of a specific beneficiary. A spouse may not revoke his or her qualified election. A qualified election is not required if it is established to the satisfaction of the Administrator that there is no spouse or that the spouse cannot be located. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give consent. Also, if the Participant is legally separated or the Participant has been abandoned (within the meaning of local law), and the Participant has a court order to such effect, a qualified election is not required unless a qualified domestic relations order (as defined in Code Section 414(p)) provides otherwise.

            The Plan Account of a Participant who is not married when he or she dies will be paid to the beneficiary or beneficiaries designated by the Participant, and, if no beneficiary is designated, to the Participant's estate.

            Payment of the Participant's Plan Account on death shall be made in a cash lump sum. Payment of the Participant's Plan Account on death shall be made as soon as is practicable following the Participant's death and after arrangements for payment have been made by the Administrator and the Trustee.

     4.3    DISABILITY.

            (a) If a Participant's employment with the Employer terminates because of disability, the Participant's entire Plan Account, to the extent not then vested, shall become fully vested in the Participant and shall be paid to the Participant in a lump sum or, if elected by the Participant, in approximately equal annual installments over a fixed period not to exceed the joint life expectancies of the Participant and the Participant's oldest beneficiary, as the Participant may elect. Payment shall be made, or shall commence, as soon as is practicable following the Administrator's approval of the Participant's disability and after arrangements for payment have been made by the Administrator and the Trustee; provided, however, that no payment shall be made, or shall commence, to a Participant without the Participant's written consent given in a manner required by applicable law until the Participant's Normal Retirement Date unless, as determined under Section 4.8, the Participant's Account balance at the date of payment or commencement is three thousand five hundred dollars ($3,500) or less. If applicable, payments made as a result of permanent disability shall continue to the Participant's beneficiary if the Participant dies before all installments have been paid. Notwithstanding the foregoing, subject to the provisions of Section 4.8, if a Participant's Account at the date of his or her permanent disability is three thousand five hundred dollars ($3,500) or less, the Account will be paid only in a cash lump sum.

            (b) A Participant shall be considered disabled if he or she establishes to the satisfaction of the Administrator that he or she incurred a physical or mental impairment while the Participant is employed by an Affiliated Company, which can be expected to result in death or to last at least twelve (12) months and which prevents the Participant from performing his or her usual duties or any other similar duties available in the Employers employ. Evidence of disability shall include the certificate of a competent licensed physician selected by the Participant and approved by the Administrator which confirms that the Participant is disabled as defined herein.

     4.4    TERMINATION PRIOR TO RETIREMENT.

            (a) AMOUNT OF DISTRIBUTION:  FORFEITURES.  If a
Participant's employment terminates for any reason other than retirement, disability or death, his or her Plan Account shall be vested in the Participant as follows:

                (i)   Contributions to the Participant's Employer
Matching Contribution Account shall become vested according to the following schedule:

YEARS OF SERVICE FOR VESTING PURPOSES        VESTED PERCENTAGE

            Less than 1                              0%
                 1                                  20%
                 2                                  40%
                 3                                  60%
                 4                                  80%
            5 or more                              100%


                (ii)  The Participant's Salary Reduction
Contribution Account Employer Basic Contribution Account,
Qualified Nonelective Contribution Account, Qualified Matching
Contribution Account, Prior Plan Account and Rollover
Contribution Account shall be one hundred percent (100%) vested at all times.

                      The vested portion of the terminated
Participant's Plan Account shall be payable as provided in this Section. The unvested portion of such Plan Account shall be forfeited and allocated in the manner described below; provided, however, that a Participant will not receive an allocation of forfeitures for a Plan Year unless the Participant has met the requirements for receipt of an allocation of any Employer Matching Contribution for the Plan Year. The unvested portion of the terminated Participant's Plan Account shall be forfeited on the earlier of (1) the date of a cash-out distribution to the Participant as described in Treasury Regulation Section 1.411(a)-7(d), or (2) the last day of the Plan Year in which the Participant incurs a Break in Service. Forfeitures shall be restored, if at all, pursuant to Section 4.5. If any forfeitures of Employer Matching Contributions remain after being used to offset forfeiture restorations under Section 4.5, such remaining forfeitures shall be used to reduce the Employer Matching Contributions of the Employer for the Plan Year.

            (iii) A Participant whose vested percentage is less than one hundred percent (100%) and who has received an in-service distribution of any portion of his or her Employer Matching Contribution Account shall have the vested portion of the Employer Matching Contribution Account computed under the formula P (A + D) - D, where P equals the Participant's vested percentage at the relative time, A equals the Participant's Employer Matching Contribution Account balance at the relevant time, and D equals the amount of the Participant's previous withdrawal or unpaid distribution from the Participant's Employer Matching Contribution Account.

            (b) FORM AND TIMING OF DISTRIBUTION. Subject to the provisions of Section 4.8, if the value of a terminated Participant's Plan Account is three thousand five hundred dollars ($3,500) or less, such value shall be paid to the Participant in a cash lump sum as soon as practicable after the valuation date coincident with or next following the date of the Participant's termination of employment. If the value of a terminated Participant's Plan Account is more than three thousand five hundred dollars ($3,500), the Participant may elect an immediate distribution in the form of a lump sum or in substantially equal annual installments over a fixed period not to exceed the joint life expectancies of the Participant and the Participant's oldest Beneficiary, or may elect to defer the distribution until a later date which is no later than the Participant's Normal Retirement Date. If the value of a terminated Participant's Plan Account is more than three thousand five hundred dollars ($3,500), and the Participant does not elect an earlier distribution, the Participant's Plan Account shall be paid to the Participant in a cash lump sum or in approximately equal annual installments over a fixed period not to exceed the joint life expectancies of the Participant (and the Participant's oldest Beneficiary), commencing at the Participant's Normal Retirement Date.

     4.5 REHIRED PARTICIPANT. A Participant who is not one hundred percent (100%) vested in his or her Plan Account upon termination of employment and who forfeits the unvested portion of his or her Plan Account as provided in Section 4.4(a) shall be entitled to a restoration of the forfeited amount only as provided in this Section. If the vested portion of the Plan Account of a terminated Participant is paid to the Participant before the Participant incurs five (5) consecutive Breaks in Service and if the Participant is rehired before he or she incurs five (5) consecutive Breaks in Service and repays the amount distributed before the date which is five (5) years after the date the Participant is rehired, any unvested portion of the Participant's Plan Account which previously was forfeited shall be restored to the Participant's Plan Account. If the vested portion of the Plan Account of a terminated Participant is not paid to the Participant before the Participant incurs five (5) consecutive Breaks in Service and if the Participant is rehired before he or she incurs five (5) consecutive Breaks in Service, any unvested portion of the Participant's Plan Account which previously was forfeited shall be restored to the Participant's Plan Account. Any Participant who is deemed to have received a cash-out distribution because he or she was zero percent (0%) vested upon termination of employment and who is rehired before incurring five (5) consecutive Breaks in Service shall be deemed to have repaid the deemed distribution upon his or her date of rehire. The funds to be used for restoring forfeitures under this Section shall first be taken from available forfeited amounts under Section 4.4 at the time the Participant is re-employed and, if such forfeited amounts are insufficient to provide the restoration, the funds shall be provided by Employer contributions.

     4.6 COMMENCEMENT OF BENEFITS. A Participant's distribution must be made or must commence by the first day of April following the calendar year in which the Participant attains age seventy and one-half (70-1/2). Notwithstanding the preceding, if the Participant attained age seventy and one-half (70-1/2) before January 1, 1988, and such Participant was not a five percent (5%) owner (as defined in Code Section 416(i)) at any time during the calendar year in which such Participant attained age sixty-six and one-half (66-1/2), or during any subsequent calendar year, the required distribution commencement date is the first day of April following the later of the calendar year in which the Participant terminates employment or the calendar year in which the Participant attains age seventy and one-half (70-1/2). Notwithstanding the preceding, if the Participant attained age seventy and one-half (70-1/2) in 1988, and such Participant was not a five percent (5%) owner of the Employer (as defined in Code Section 416(i)) at any time during the calendar year in which such Participant attained age sixty-six and one-half (66-1/2), or during any subsequent calendar year, and such Participant had not retired by January 1, 1989, the required distribution commencement date is April 1, 1990.

     4.7 NOTICE REQUIREMENTS. No less than thirty (30) days and no more than ninety (90) days before the date of any distribution to a Participant prior to the Participant's

Normal Retirement Date, the Participant must receive (i) a general description of the material features, and an explanation of the relative values, of optional forms of benefit available under the Plan, and (ii) notice of the Participant's right to defer the distribution until the Participant's Normal Retirement Date. The preceding notice requirement under (ii) is not applicable for any distribution after the Participant's Normal Retirement Date, and none of the preceding notice requirements are applicable if the Participant's Plan Account can be cashed out as provided under Section 4.8.

            If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under
Section 1.411(a)11(c) of the Income Tax Regulations is given, provided that:

            (a) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty
(30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

            (b) the Participant, after receiving the notice, affirmatively elects an immediate distribution.

     4.8 CASH-OUT DISTRIBUTIONS. Notwithstanding any other provision of the Plan to the contrary, if the present value of a Participant's vested Plan Account to be distributed does not exceed three thousand five hundred dollars ($3,500), such Participant's vested Plan Account will be distributed in a lump sum as soon as practicable after the date on which the Participant (or beneficiary) becomes entitled to the distribution. For purposes of this determination, if at the time of any distribution the present value of the vested Plan Account of the Participant exceeds three thousand five hundred dollars ($3,500), then the present value of the vested Plan Account of the Participant at any subsequent time shall be deemed to exceed three thousand five hundred dollars ($3,500).

     4.9 DIRECT ROLLOVERS. Notwithstanding any other provision of the Plan to the contrary, for distributions from the Plan after December 31, 1992, any Participant or beneficiary who is to receive an Eligible Rollover Distribution may elect the direct trustee-to-trustee rollover of the distribution to an Eligible Retirement Plan. A direct rollover election must be made pursuant to the procedures established by the Plan Administrator and must specify the Eligible Retirement Plan to which the direct rollover is to be made. If the Participant or beneficiary elects a direct rollover as permitted hereunder, the Plan Administrator shall make the rollover as elected. For purposes of this Section, the term Eligible Rollover Distribution has the meaning given such term in Code Section 401(a)(31)(C) and includes only that portion of a distribution that would be includible in gross income if not rolled over. For purposes of this Section, the term Eligible Retirement Plan has the meaning given such term in Code Section 401(a)(31)(D) and currently means (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement account described in Code Section 408(b) (other than an endowment contract), (iii) a qualified trust that is a defined contribution plan, the terms of which permit the acceptance of direct rollovers and (iv) an annuity plan described in Code Section 403(a).

     4.10 REQUIRED DISTRIBUTIONS. This Section is included in the Plan to comply with Code Section 401(a)(9) and the Regulations thereunder. To the extent that there is any conflict between the provisions of Code Section 401(a)(9) and the Regulations thereunder and any other provision in the Plan, the provisions of Code Section 401(a)(9) and the Regulations thereunder will control. If the Participant's spouse is not the beneficiary with respect to any distribution of benefits, the method of distribution elected must satisfy the incidental death benefit requirements specified in Section 401(a)(9)(G) of the Code and Treasury Regulation Section 1.401(a)(9)-2. For purposes of these rules, the life expectancy of the Participant and the Participant's spouse may be recalculated but only if so elected by the Participant or by the Participant's spouse, but the life expectancy of any non-spouse beneficiary may not be recalculated.

                          ARTICLE 5
                       ADMINISTRATION
                       --------------

     5.1 ADMINISTRATION. The Administration of this Plan shall be the responsibility of the following named fiduciaries, who are designated as such for purposes of ERISA:

            (a) The Trustee with respect to the management, control and investment of the Trust (except to the extent the Trustee is subject to the direction of the Administrator, Participants or an investment manager appointed by the Employer as provided in Section 7.7 and the payment of benefits to Participants and their beneficiaries;

            (b) The Administrator or other person or persons designated by the Administrator for purposes of determining appeals with respect to denied claims for benefits; and

            (c) The Administrator with respect to controlling and managing the administration and operation of the Plan as hereinafter set forth. The Administrator may, through a written instrument, designate other persons to carry out some or all of its fiduciary responsibility.

            The authority of each named fiduciary in its designated area of responsibility as aforesaid shall be exclusive, and no named fiduciary shall have either authority or responsibility to exercise any discretion or control other than as specifically delegated to the named fiduciary hereunder. Any person or group of persons or entity may serve in more than one fiduciary capacity with respect to the Plan.

                          ARTICLE 6
                      THE ADMINISTRATOR
                      -----------------

     6.1 MEMBERS. The Administrator shall be designated by the Plan Sponsor and may be the Plan Sponsor or a committee of one or more individuals. The Administrator shall serve until death, resignation or removal by the Plan Sponsor. The Administrator may, but need not, be a Participant in the Plan.

     6.2    PROCEDURE.

            (a) The Administrator may elect from among its membership, by a majority vote for each, a secretary and such other officers as the Administrator may deem expedient.

The Administrator shall meet as often as its Chairperson deems necessary to carry out its functions. Any other two (2) members of the Administrator may call a meeting at any time by giving due notice thereof to the Chairperson and the other Administrator members.

            (b) Action by the Administrator on any matter of substance or on any matter that requires the exercise of discretion by the Administrator shall be taken at a meeting of the Administrator by a majority vote or by unanimous written consent without a meeting. Action on purely administrative matters may be taken by any member designated by a majority of the entire Administrator to act upon such administrative matter. However, no member of the Administrator who is a Participant shall vote or act on any question concerning only his or her rights or his or her beneficiaries' rights under the Plan.

     6.3 POWERS AND RESPONSIBILITIES. The Administrator shall have the following powers and responsibilities:

            (a) Under advice of counsel, who may be counsel to the Employer or counsel of its own selection, construing the Plan, and remedying any ambiguities, inconsistencies or omissions.

            (b) Determining all questions relative to the eligibility of employees to be Participants and the benefits of Participants or beneficiaries.

            (c) Establishing reasonable rules for the administration of the Plan.

            (d) Maintaining appropriate records relating to Participants and their beneficiaries.

            (e) Designating to the Trustee the investment vehicles to be established under Section 7.3 and the portion of each Participant's Plan Account to be invested in each such vehicle.

            (f) Preparing and filing such reports and returns with respect to the Plan as are required by law.

            (g) Allocating income, gains and losses among Plan
Accounts as provided in Article 4 above.

            (h) Performing other duties necessary for the administration of this Plan which appear to the Administrator to be necessary or appropriate in order properly to administer and operate the Plan.

            The Administrator shall discharge its duties for the exclusive purpose of providing benefits hereunder and defraying the reasonable expenses of operating the Plan and with the skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

            In carrying out its duties herein, the Administrator shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties.

     6.4    CERTIFICATIONS AND INVESTIGATIONS.

            (a) Whenever in the administration of the Plan a certification by the Employer is required to be given to the Administrator, or if the Administrator shall deem it necessary that a matter be proved by certification of the Employer prior to taking or omitting any action hereunder, such certification shall be duly made, and the matter shall be deemed proved, by an instrument delivered to the Administrator, signed in the name of the Employer by its duly authorized representative. The Administrator shall be empowered to act, and shall be protected in acting, upon such instrument. Further, the Administrator shall be empowered to act, and shall be protected in acting, upon any notice, resolution, order, offer, telegram, letter or other document believed by the Administrator to be genuine and to have been signed by the proper party or parties.

            (b) The Administrator shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits under this Plan and shall be entitled to withhold the payment of benefits until the identity and mailing addresses of persons entitled to benefits are certified to it by the Employer or by such person.

     6.5 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Administrator, and the Administrator shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

            (a) The specific reason or reasons for denial, with specific references to the Plan provisions on which the denial is based;

            (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

            (c) An explanation of the Plan's claims review procedure.

            The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Administrator's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Administrator to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Administrator expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

            Any Claimant whose claim is denied, or deemed to be denied under the preceding sentence, (or such Claimant's authorized representative) may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Administrator. Upon such a request for review, the claim shall be reviewed by the Administrator (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

            The decision on review normally shall be made within sixty (60) days of the Administrator's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Administrator, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

     6.6 ADVICE. The Administrator may secure specialized advice or assistance as it deems necessary or desirable in connection with the administration and operation of the Plan and shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, any advice or opinion so obtained.

     6.7 DELEGATION. The Administrator shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person in the exercise of duties, powers or responsibilities delegated to such person shall have the same force and effect for all purposes hereunder as if such action had been taken by the Administrator. Further, the Administrator may authorize one or more persons to execute any certificate or document on behalf of the Administrator, in which event any person notified by the Administrator of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Administrator until such third person shall have been notified of the revocation of such authority. Except to the extent required by ERISA, the Administrator shall not be liable for any act or omission of any person to whom the Administrator's duties, powers or responsibilities have been delegated, nor shall any person to whom any duties, powers or responsibilities have been delegated have any liabilities with respect to any duties, powers or responsibilities not delegated to such person, except to the extent required by ERISA.

     6.8 LIABILITY: INDEMNIFICATION. Except to the extent required by ERISA, no member of the Administrator shall incur any liability: (i) by virtue of any contract, agreement, bond or other instrument made or executed by the member or on the member's behalf as a member of the Administrator, (ii) for any act or failure to act, or any mistake or judgment made by the member, with respect to the business of the Plan, unless resulting from the member's gross negligence or willful misconduct, or (iii) for the neglect, omission or wrongdoing of any other member of the Administrator or of any person employed or retained by the Administrator. The Employer shall indemnify and hold harmless each member of the Administrator from the effects and consequences of the member's acts, omissions and conduct with respect to the Plan, except to the extent that such effects and consequences shall result from the member's own willful misconduct or gross negligence. The foregoing right to indemnification shall be in addition to such other rights as the Administrator may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Administrator may be entitled pursuant to the by-laws of the Employer, and, if the Administrator is an Employee, service as the Administrator shall be deemed in partial fulfillment of the member's employment function. In all computations, the Administrator shall be entitled to rely fully upon data furnished by the Employer and upon information furnished it by or on behalf of an Employee or Employees.

     6.9 INSURANCE. The Plan may purchase, as an expense of the Plan, liability insurance for the Plan and/or for its fiduciaries to cover liability or losses occurring by reason of an act or omission by a fiduciary. In addition, any fiduciary may purchase, from and for the fiduciary's own account, insurance to protect the fiduciary in the event of a breach of fiduciary duty, and the Employer may also purchase insurance to cover the potential Liability of one or more persons who serve in a fiduciary capacity with regard to the Plan.

     6.10 BONDING. The Administrator shall arrange for such bonding as is required by law. Bonding in excess of the amount required by law shall not be considered required, but shall be permitted, by this Plan. The costs for such bonding shall be paid by the Employer or, if the Employer elects, from the Trust.

     6.11 COMPENSATION. The Administrator shall serve without compensation, but all expenses of the Administrator incurred in the performance of duties hereunder shall be proper charges to the Trust and shall be paid therefrom unless the Employer, in its discretion, chooses to pay such expenses.

                          ARTICLE 7
                      TRUST AND TRUSTEE
                      -----------------

     7.1 TRUST FUND. The Trust Fund shall consist of all contributions made by the Employer under Article 3 or transferred to the Trust Fund as provided herein, and the investments and reinvestments thereof and the income thereon which shall be accumulated and added to principal.

     7.2 TRUSTEE CONTROL. The Trustee shall hold and invest the funds and assets received by the Trustee under this Plan subject to the terms of this Plan and for the purposes herein set forth. The Trustee shall be responsible only for such funds and assets as shall actually be received by the Trustee as Trustee hereunder.

            So long as a Trustee is acting, title to any of the assets of the Trust Fund may be held or registered in the name of a nominee of the Trustee for ease of dealing with the same, provided that the books of the Trust reflect actual ownership. The Trustee shall be liable for the acts of its nominees. The assets so held or registered shall at all times remain in the possession or under the control of the Trustee.

     7.3 INVESTMENT OPTIONS. If procedures are implemented which permit Participants to direct the investment of their Plan accounts, the Trustee shall establish such investment options as the Administrator shall direct, and shall divide the trust among investment options in accordance with the investment directions of Participants which are made as provided in this Plan. Investment options shall be established either by direct investment or through the medium of a bank, a trust fund, an insurance contract or regulated investment company mutual fund, as the Administrator shall direct. Each investment option (a) shall be held and administered as part of the Trust, but (b) shall be separately invested and accounted for. The assets of the Trust invested in each of the options shall be separately valued at fair market value as of the appropriate Valuation Date.


     7.4    TRUSTEE APPOINTMENT AND RESIGNATION;  REMOVAL AND
SUCCESSION OF TRUSTEES.

            (a) APPOINTMENT OF TRUSTEE. The Trustee shall be appointed by the Plan Sponsor.

            (b) RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may resign at any time by filing the Trustee's resignation, in writing, with the Plan Sponsor. The Plan Sponsor shall have the power to remove the Trustee at any time, with or without cause, and to appoint a successor Trustee. Upon resignation or removal, the Trustee shall render an accounting of its administration since the last annual accounting and shall transfer and deliver the assets in hand under this Plan to any remaining or successor Trustee. Any successor Trustee shall have all the same titles, rights, powers, authorities, discretions and immunities as the original Trustee hereunder.

     7.5 PRUDENT PERSON RULE. The Trustee shall discharge its duties under this Plan solely in the interest of Participants and their beneficiaries and: (i) for the exclusive purpose of providing benefits to such Participants and beneficiaries and paying reasonable expenses of administering the Plan; (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; (iii) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (iv) in accordance with the provisions of this Plan insofar as they are consistent with the provisions of ERISA.

     7.6 LIABILITY; EXPENSES; COMPENSATION. The Trustee shall not be liable for any losses which may be incurred upon the investments of the Trust Fund except to the extent that any losses to the Trust Fund shall have been caused by its bad faith, negligence or willful misconduct or by a breach of its fiduciary duties under ERISA.

            The Employer agrees to pay all expenses properly and actually incurred by the Trustee in the administration or termination of the Trust Fund, including compensation for the Trustee's services as Trustee and legal expenses, provided that, if the Trustee already receives full time pay from the Employer, the Trustee may not receive such compensation. Should the Employer for any reason fail to pay such expenses, the same shall be paid out of the Trust Fund. The Trustee shall receive for the services rendered as Trustee hereunder such reasonable compensation as the Employer and the Trustee may from time to time agree upon, unless the Trustee receives full time pay from the Employer.

     7.7    MANAGEMENT OF ASSETS.


            (a) POWERS OF THE TRUSTEE OR INVESTMENT MANAGER. The Trustee who is managing and administering the Trust Fund or, if applicable, the Investment Manager (as defined in Section 3(38) of ERISA) which has been appointed by the Employer to manage the Plan's assets, shall be and hereby is empowered and authorized, in its sole discretion and subject to current rules and regulations at the time the investment is made and subject to the provisions of the Plan with respect to Participant direction (and voting) of investments:

                (i) To invest and reinvest contributions and any accretions thereto, whether capital gains or income or both, and the proceeds of any sale, pledge, lease or other disposition of any assets of the Trust Fund in bonds, notes, mortgages, commercial paper, coins, stamps, foreign bonds, antiques, broodmares, gold, art, silver, diamonds, second trusts, option securities, in any other type of personal property and in real property; provided, however, that no individually-directed account may be invested in collectibles as described in Code
Section 408(m). Notwithstanding any other provision of this Plan, any person having investment authority with regard to the Trust Fund is hereby authorized to direct the investment of any part or all of the assets of the trust in any common, collective, or group trust ("Common Trust"), including but not limited to any Common Trust which has been qualified under Code Section 401(a) and is exempt from taxation under Code Section 501(a) now or hereafter maintained by a bank or trust company which is a fiduciary with respect to the Plan or trust, as any such Common Trust may have heretofore been or may hereafter be amended, to be held subject to all the provisions thereof and to be commingled with the assets of other trusts participating therein; provided, however, that any investment and retention of an interest therein shall be such as will not adversely affect in any manner the qualified or exempt status of the Plan and trust under Code
Section 401(a) and Section 501(a). To the extent of the equitable share of the trust in a Common Trust which is qualified under Code Section 401(a), the Common Trust shall be a part of the Plan and of the trust, and all of the terms and conditions of the instrument creating the Common Trust shall be deemed to be incorporated by reference herein. The power herein conferred is intended to and shall override any provision of this Plan to the contrary (including, but not limited to, any investment limitations contained in or imposed by this Plan).

                (ii) To vote any and all stock held hereunder and to continue any investment in stocks, bonds, real estate notes or other securities, or real or personal property, which may at any time form a part of the Trust Fund; provided, however, that the Trustee shall vote stock of the Employer only upon the instructions of the Administrator or the Participants, except as otherwise required under ERISA.

                (iii) To invest, reinvest and change investments; to sell, mortgage, pledge, lease, assign, transfer and convey any and all of the Trust Fund property for cash or on credit, at public or private sale; to exchange any Trust Fund property for other property; to grant options to purchase or acquire any Trust Fund property; to determine the prices and terms of sales, exchanges or options; and to execute, acknowledge and deliver any and all deeds or other trust instruments of conveyance which may be required to carry the foregoing powers into effect, without obligation on the part of the purchaser, lessee, lender, assignee or transferee, or anyone to whom the property may in any way be conveyed to see to the application of the purchase money loans or property exchanged, transferred, assigned or conveyed.

                (iv) To allow cash in the Trustee's hands to remain on deposit in the commercial or savings department of any bank or trust company supervised by the United States or a State or agency of either, even if it is a fiduciary or party-in-interest, at any time and from time to time in a reasonable amount; and, as to such amount on deposit, the Trustee shall have liability for such interest as may be paid on such deposit.

                (v) To exercise with respect to all investments all of the rights, powers and privileges of an owner including, without limiting the foregoing, the power to give proxies and to pay calls, assessments and other sums deemed necessary for the protection of the Trust Fund; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with and transfer title to any protective or other committee under such terms as the Trustee may deem advisable; to exercise or sell stock subscriptions or conversion rights and to accept and retain as an investment hereunder any securities received through the exercise of any of the foregoing powers. If the Trustee shall pay more than the par value of any security purchased, the Trustee shall not be obligated to establish a sinking fund out of the income of such investments for repaying to the principal the same amount paid above par.

                (vi) To take any action with respect to
conserving or realizing upon the value of any Trust Fund properly and with respect to foreclosures, reorganizations, or other changes affecting the Trust Fund property; to collect, pay, contest, compromise, or abandon demands of or against the Trust Fund estate, wherever situated; and to execute contracts, notes, conveyances and other instruments, including instruments containing covenants and warranties binding upon and creating a charge against the Trust Fund estate, and containing provisions excluding personal liability.

                (vii) To employ agents, including investment counsel, for advice and to manage the investment of the Trust Fund property, to employ attorneys, auditors, depositories and proxies, with or without discretionary powers and all such parties shall have the right to rely upon and execute the written instructions of the Trustee, and shall not be obligated to inquire into the propriety of the acts of directions of the Trustee, other than is required under ERISA.

                (viii) To compromise any claims existing in favor of or made against the Trust Fund.

                (ix) To engage in any litigation, either for the collection of monies or for other properties due the Trust Fund, provided in defense of any claim against the Trust

Fund; provided, however, that the Trustee shall not be required to engage in or participate in any litigation unless the Trustee shall have been indemnified to its satisfaction against all expenses and liabilities to which the Trustee may become subject.

                (x) To invest and reinvest up to one hundred percent (100%) of the Trust Fund in qualifying Employer securities, as defined in Section 407(d)(1) of ERISA. Such investment must be for the exclusive benefit of employees and must meet the requirements of Code Section 401(a) and all aspects thereof as to the common law prudence standard (except as to the diversification requirement).

            (b) INVESTMENT MANAGER. Notwithstanding the foregoing, the Employer reserves the right to appoint an investment adviser registered as such under the Investment Advisers Act of 1940, a bank (as defined in that Act) or an insurance company qualified to perform investment management services under the laws of more than one state to manage the investments of all or any part of the Trust Fund. Upon such appointment, and acknowledgment by the appointee that it is a fiduciary as defined in ERISA, the appointee shall have all rights to manage the investments of that portion of the Trust Fund over which authority has been granted. The Trustee shall be relieved of all further responsibility in respect thereof and shall abide by the instructions of such appointee.

            (c) POWERS OF THE PARTICIPANTS. The provisions of this subsection (c) shall govern the voting and tendering of stock as long as the resulting voting and tendering (or nontendering) of stock are proper, are in accordance with the terms of the Plan, and are not contrary to the provisions of ERISA. If the voting and tendering (or nontendering) of stock that would result from the application of the provisions of this Article are not proper, are not in accordance with the terms of the Plan or are contrary to the provisions of ERISA, the Trustee shall vote or tender (or not tender) stock in the manner consistent with its duties under ERISA. The Trustee shall vote and tender (or not tender) itself or by proxy, all shares of stock held in trust under the Plan pursuant to the procedures established by the Administrator including, if elected by the Administrator in its discretion, pursuant to instructions received by the Administrator from Participant's concerning the vesting and tendering of stock in which their respective accounts are invested.

                Notwithstanding any other provision of the Plan to the contrary, the Trustee shall pass through to all Participants and Beneficiaries with an interest in the Common Stock Fund voting and tendering rights with respect to the Common Stock held as a part of the Common Stock Fund. The Trustee shall vote and tender all shares of Common Stock with respect to which they have not received voting or tendering instructions, as applicable, in accordance with their fiduciary obligations under ERISA.

     7.8 RELIANCE BY TRUSTEE. The Trustee may rely on any decision of the Administrator purporting to be made pursuant to the terms of this Plan and on any list or notice furnished by the Employer or the Administrator as to any facts, the occurrence of any events or the existence of any situation, and shall not be bound to inquire as to the basis of any such decision, list or notice, and shall incur no obligation or liability for any action taken or suffered to be taken by them in reliance thereon.

     7.9 CHANGES IN ADMINISTRATOR. The Trustee shall not be bound to inquire as to changes in the Administrator and shall be entitled to rely on such information as it may receive from time to time from the Employer with respect to such membership.

     7.10 LEGAL COUNSEL. The Trustee may consult with legal counsel (who may or may not be counsel for the Employer) concerning any question which may arise with reference to its duties under this Plan, and the Trustee may rely in good faith upon the opinion of such counsel.

     7.11   ACCOUNTING OF FUNDS AND TRANSACTIONS.

            (a) The Trustee shall keep true and accurate records of all transactions of the Trust Fund which records shall be available for inspection on order by authorized representatives of the Employer or by Participants at reasonable times.

                Although a separate Account for each Participant under the Plan shall be maintained as herein provided, it shall not be necessary for the Trustee to make or maintain an actual physical division of the assets of the Trust Fund until the time shall arrive for the payment to a Participant or a beneficiary or beneficiaries of a Participant, and, at such time or times, the Trustee need only make an actual division of so much of any Account as may be necessary to satisfy the particular payments to be made.

            (b) On the last day of the Plan Year, or more often as directed by the Employer, the Trustee shall prepare and deliver to the Employer an accounting of the funds and transactions since the last previous such accounting of the Trust Fund. In the absence of the filing in writing with the Trustee by the Employer of exceptions or objections to such accounting within one hundred twenty (120) days after the delivery of such accounting to the Employer, the Employer shall be deemed to have approved such accounting, and in such a case or upon the written approval by the Employer of such an accounting, the Trustee shall be released, relieved and discharged with respect to all matters and things disclosed in such accounting as though such accounting had been settled by decree of a court of competent jurisdiction.

     7.12 RELIANCE ON TRUSTEE. No person contracting or in any way dealing with the Trustee shall be under any obligation to ascertain or inquire: (i) into any powers of the Trustee, (ii) whether such powers have been properly exercised, or (iii) about the sources or applications of any funds received from or paid to the Trustee. Any person contracting or in any way dealing with the Trustee may rely on the exercise of any power or authority as the conclusive evidence that the Trustee possesses such power or authority.

     7.13 LEGAL ACTION. In the case of any suit or proceeding regarding this Plan to which the Trustee is a party, the Trustee shall be reasonably reimbursed for any and all costs, including attorney's fees and for all necessary expenses which it has incurred or become liable on account thereof or on account of any other phase of its administration of the Trust Fund, and it shall be entitled to reimburse itself for said expenses out of the Trust Fund. In order to protect the Trust Fund against depletion as the result of ill-advised litigation, it is agreed that in the event any Participant, beneficiary or Employee brings any legal action against the Trustee, the result of which shall be adverse to the party bringing such suit, the court costs and attorney's fees to the Trustee in defending such suit shall be charged to such extent as is allowed by a court of competent jurisdiction, and as is possible, directly to the account of said Participant, beneficiary or Employee, and only the excess, if any, of such costs and fees over and above the Participant's separate share of the fund shall be included in the expense in determining the earnings or loss to the Trust Fund.

                          ARTICLE 8
                          AMENDMENT
                          ---------

     8.1 AMENDMENT. Except as herein limited, the Plan Sponsor shall have the right to amend this Plan at any time to any extent that it may deem advisable. Any amendment of the Plan shall be set forth in an instrument in writing approved by the Plan Sponsor's Board of Directors. All Participants, the Plan Sponsor, all Employers, the Administrator and the Trustee shall be bound by any amendment to this Plan except that:

            (a) No amendment shall increase the duties or liabilities or the Administrator or the Trustee without the consent of such party;

            (b) No amendment shall have the effect of vesting in the Employer any interest in or control over any of the assets held by the Trustee pursuant to this Plan; and

            (c) No amendment shall have the effect of the elimination of a benefit protected under Code Section 411(d)(6) with respect to the Plan, unless such elimination is permitted under Treasury regulation Sections 1.401(a)-4 and 1.411(d)-4.

            (d) No amendment to the Plan's vesting schedule shall deprive any Participant of any vested interest in his or her Accrued Benefit. If the Plan's vesting schedule is amended, any Participant having not less than three (3) Years of Service shall be permitted to elect, in writing, to the Administrator, to have his or her Vested Percentage computed under the Plan without regard to such amendment, provided such Participant's Vested Percentage at some point under the amended schedule may be less than such Participant's Vested Percentage at some point under the prior vesting schedule.

                The period during which the vesting schedule election must be made by the Participant shall begin no later than the date the Plan amendment is adopted and end no later than the latest of the following dates:

                (i) The date which is sixty (60) days after the day the amendment is adopted;

                (ii) The date which is sixty (60) days after the day the amendment becomes effective;

                (iii) The date which is sixty (60) days after the day the Participant is issued written notice of the amendment by the Employer or Administrator.

     8.2 PROCEDURE. An amendment under this Article shall be valid only if it is approved by the Plan Sponsor's Board of Directors at a duly called meeting at which a quorum thereof is present or by written consent of the members of the Employer's Board of Directors executed in accordance with applicable state law.

                          ARTICLE 9
                         TERMINATION
                         -----------

     9.1 RIGHT TO TERMINATE. It is expected that this Plan and the payment of contributions hereunder will continue indefinitely, but the continuance of this Plan is not assumed as a contractual obligation of any Employer. The Plan Sponsor shall have the right at any time, and without the consent of any party, to terminate this Plan in its entirety.

     9.2 EFFECT OF TERMINATION. Upon a termination of this Plan, upon a partial termination of the Plan as determined under applicable rules and regulations of the Internal Revenue Service or upon a complete discontinuance of contributions to the Plan, the Plan Account of each Employee with respect to whom the Plan is being terminated (including any Participant who has not received a complete distribution of his or her vested Plan Account and has not incurred, as of the date of the termination at least five (5) Breaks in Service) or with respect to whom contributions are being discontinued shall become fully vested. Upon such termination or partial termination, the Administrator shall instruct the Trustee to transfer to each Participant or retired Participant (or his or her beneficiaries) with respect to whom the Plan is being terminated, by suitable instrument of transfer and delivery thereof, all assets held by the Trustee for such Participant or retired Participant (or his or her beneficiaries). If, however, the Employer or any entity within a controlled group (determined under the Code) with the Employer maintains another defined contribution plan other than an employee stock ownership plan (as defined by Code Section 4975(e)(7)), the Plan Accounts of all Participants will be determined and transferred to such other defined contribution plan, unless the Participant consents to an immediate distribution from the Plan.

     9.3 PROCEDURE. Discontinuance or termination under this Article shall be valid only if it is approved by the Plan Sponsor's Board of Directors (or by the terminating Employer's Board of Directors in the case of a partial termination of the Plan as to that Employer's Employees) at a duly called meeting at which a quorum thereof is present or by written consent of the members of the Plan Sponsor's Board of Directors (or by the terminating Employer's Board of Directors in the case of a partial termination of the Plan as to that Employer's Employees) executed in accordance with applicable state law.

     9.4 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OF THE EMPLOYER. In the event of merger or consolidation of an Employer, or transfer of all or substantially all of its assets to any corporation or other business, provisions may be made by any successor organization for the continuance of this Plan, and said successor shall in such event be substituted in place of the Employer by an appropriate instrument confirming such substitution and adopting this Plan. Notice of such substitution delivered to the Trustee shall be authority to the Trustee to recognize such successor in place of the Employer. The continuation of this Plan shall be by a separate plan and trust, to which the Trustee shall transfer the Plan Accounts of Employees of that Employer.

     9.5 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OF THE PLAN. In the event of the merger, consolidation or transfer of the assets of the Plan with any other pension or profit sharing plan, such action shall be on terms providing that each Participant in this Plan would (if the transferee plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before such action (if the Plan had then terminated).

                          ARTICLE 10
             PROVISIONS TO PREVENT DISCRIMINATION
             ------------------------------------

     10.1 NO SECTION 401(a) DISCRIMINATION. No contributions made to the Trust Fund by the Employer, nor benefits received from the Trust Fund by the Participants or their beneficiaries, shall be discriminatory within the meaning of Code Section 401.

     10.2 UNIFORM TREATMENT. This Plan shall be administered and construed in a uniform and non-discriminatory manner, treating similarly situated Participants alike.

                          ARTICLE 11
           IN-SERVICE WITHDRAWALS FROM PLAN ACCOUNTS
           -----------------------------------------

     11.1 HARDSHIP WITHDRAWALS. No amounts may be withdrawn from a Participant's Plan Account prior to the Participant's retirement, death, disability or other termination of service with the Employer, except in the case of financial hardship. A Participant may withdraw all or part of his or her Plan Account (exclusive of earnings attributable to his or her Salary Reduction Contribution Account) while the Participant is an Employee, if the Participant is suffering an immediate and heavy financial hardship. A hardship withdrawal may not exceed the amount which is necessary to alleviate the Participant's financial hardship. The determination of the existence of an immediate and heavy financial hardship and of the amount necessary to alleviate the financial hardship shall be made based upon all the relevant facts and circumstances and in accordance with either set of standards set forth below.

            A distribution will be deemed to be made on account of an immediate and heavy financial hardship of the Participant if the distribution is on account of (1) medical expenses described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in (Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d); (2) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (3) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, or for the Participant's spouse, children, or dependents (as defined in Code Section 152); (4) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; (5) any other event which is deemed an immediate and heavy financial hardship by the Secretary of Treasury; or (6) any federal, state or local income taxes or penalties reasonably anticipated to result from the hardship distribution.

            A distribution will be deemed to be necessary to alleviate the Participant's immediate and heavy financial hardship if the following requirements are satisfied: (1) the distribution is not in excess of the amount of the immediate and heavy financial hardship of the Participant; and (2) the Participant has obtained all distributions, other than hardship distributions, and all non-taxable (at the time of the loan) loans currently available under the Plan, and all other plans maintained by the Employer.

            A Participant who receives a hardship distribution may not make Salary Reduction Contributions to the Plan (or to any other qualified or non-qualified plans of deferred compensation (including stock option, stock purchase and similar plans, and any cash or deferred arrangement that is part of a cafeteria plan under Code Section 125) maintained by the Employer, other than the mandatory employee contribution to a defined benefit plan and other than health or welfare plans) for the twelve (12) month period beginning on the date of receipt of the hardship distribution, and the aggregate of Salary Reduction Contributions made by the Participant for the calendar year of the hardship distribution and the calendar year immediately following the year of distribution cannot exceed the dollar limitation in Code Section 402(g). Notwithstanding any other provision of the Plan, if a Participant is suspended from making Salary Reduction Contributions for a period of twelve (12) months because of a hardship withdrawal, such Participant may resume making Salary Reduction Contributions immediately following such twelve (12) month period.

     11.2 WITHDRAWALS FROM ROLLOVER CONTRIBUTION ACCOUNTS. A Participant may at any time withdraw all or any portion of the Participant's Rollover Contribution Account, subject, however, to such uniform rules as to required notice, frequency of withdrawals, minimum withdrawal amounts at any one time, and the like, as the Administrator may establish.

     11.3 IN-SERVICE WITHDRAWALS BY INSIDERS. No Participant who is an Insider may elect to withdraw that portion of his or her Plan Account that is invested in the Company Stock Fund prior to his or her termination of employment with the Employer unless such election is made in the period during which the Insider is permitted to make a fund-to-fund investment election involving the Company Stock Fund under Section 3.12.

                          ARTICLE 12
                    LOANS TO PARTICIPANTS
                    ---------------------

     12.1 LOAN ADMINISTRATION. The Trustee, or, in the case of a directed Trustee, the Plan Sponsor (the "Loan Administrator") is authorized to establish and administer a loan program as provided herein.

            Effective January 1, 1995, parties in interest (as defined in ERISA Section 3(14)) who are Participants, or who are beneficiaries who have become entitled to receive a benefit under the Plan, may make written application to the Loan Administrator for a loan. The Loan Administrator shall review the loan application and approve or deny the application in writing, in accordance with the uniform and non-discriminatory loan policy set forth in this Article. Any such loan shall be made from the assets of, and shall be charged against, the borrower's Plan Account. Any such loan shall be charged against the sub-accounts of the borrower's Plan Account in the following order: (a) the Salary Reduction Account; and (b) the Employer Matching Contribution Account.

     12.2 FREQUENCY, NUMBER. Until a loan from the Plan to a borrower, including any interest due, is completely repaid, such borrower shall not be permitted to borrow additional amounts from the Plan. In addition, a borrower may borrow from the Plan only once in any one Plan Year.

     12.3 AMOUNT, AVAILABILITY. The minimum amount which a borrower may borrow at any one time from the Plan, exclusive of interest, is one thousand dollars ($1,000).

            The maximum amount which a borrower may borrow from the Plan, when added to the outstanding balance of all other loans from the Plan and from any other qualified plans maintained by the Employer and any entity required to be aggregated with the Employer pursuant to Code Section 72(p), exclusive of interest, shall not exceed the lesser of: (i) fifty thousand dollars ($50,000), reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the borrower during the one (1) year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan to the borrower on the date on which such loan was made; or (ii) fifty percent (50%) of the borrower's vested Plan Account, determined as of the origination date of the loan in the same manner as provided in Section 12.7. A borrower's vested interest in the Plan shall be determined in accordance with Code
Section 72(p)(2)(A). In addition, the Loan Administrator shall approve a loan made pursuant to this Article only if the Loan Administrator determines, in his or her sole and absolute discretion, that the amount of such loan is reasonable based on factors that are legally considered by commercial entities in the business of making similar loans. In no event shall a loan be made which would be taxed under Code Section 72(p) as a distribution from the Plan.

     12.4 NON-DISCRIMINATION. Loans shall be available to all parties in interest (as defined above) who are Participants, or who are beneficiaries who have become entitled to receive a benefit under the Plan, on a reasonably equivalent basis, without regard to an individual's race, color, religion, age, sex or national origin. In approving such loans, the Loan Administrator shall not discriminate in favor of highly compensated employees (within the meaning of Code Section 414(q)) as to the general availability of loans, as to the terms of repayment, or as to the amount of such loans in proportion to the vested portion of the Borrower's Plan Account. Notwithstanding anything in this Plan to the contrary, all loans shall comply with the requirements of
Section 408(b)(1) of ERISA.

     12.5 LOAN APPROVAL. The Loan Administrator shall not take the purpose of the loan into account in approving or disapproving a loan application. The Loan Administrator shall approve or deny the loan application based on the same factors which commercial lenders in the business of making similar types of loans legally recognize for purposes of loan availability. The Loan Administrator may examine such factors as creditworthiness, financial need, adequacy of security and risk of loss to the Plan in the event of default. Based on these factors, Participants and beneficiaries other than active employees may be offered loans on different terms and conditions due to valid economic differences.

     12.6 INTEREST RATE. Each loan shall bear a rate of interest equal to the Taneytown Bank & Trust Company prime rate as of the first (1st) day of the month in which the loan application properly is submitted to the Loan Administrator. The
Loan Administrator may from time to time set appropriate processing and loan administration fees.

     12.7 COLLATERAL. Each loan, to the extent of the amount of the indebtedness, including interest, shall be secured by the assignment of up to fifty percent (50%) of the borrower's vested Plan Account, determined as of the origination date of the loan, supported by the borrower's collateral promissory note for the payment of the indebtedness, including interest, payable to the order of the Trustee. No more than fifty percent (50%) of the borrower's vested Plan Account, determined as of the origination date of the loan, may be used as collateral for loans hereunder. Subject to applicable provisions of law, each loan shall be further supported by the Participant's execution of an agreement, in a form specified by the Loan Administrator, to repay the loan by payroll deduction over a term and in a manner specified by the Loan Administrator. In addition to the assignment of any part of the borrower's Plan Account, the Loan Administrator may require such additional collateral as he or she may deem necessary to adequately secure such loan. The Loan Administrator shall choose collateral that the Plan can sell or foreclose on in the event of default, that will not leave the Plan with a loss of principal or interest and that would be sufficient in the same context in a commercial setting. The assignment of any part of the borrower's Plan Account provided for above shall be void for any period of time during which the loan fails to comply with Code Section 4975(d)(1) and Section 408(b)(1) of ERISA.

     12.8 REPAYMENT. Except as provided in regulations or other formal guidance issued by the Secretary of the Treasury or by the Department of Labor, and subject to any limitations which may apply in the case of a borrower who is not an active Employee, loans shall be repaid by payroll deductions. Any loan to a borrower shall be repaid in such manner and over such period as will constitute level amortization of such loan over the term of the loan (with payments not less frequently than quarterly), and the term of the loan shall not exceed such period (not to exceed five years, or such longer period as may be allowed without causing the loan to be taxed under Code Section 72(p) as a distribution from the Plan) as the Loan Administrator shall determine. All payments by a borrower on any such loan, including interest, shall be credited to such borrower's Plan Account.

            The events of default shall be listed specifically in the borrower's Loan Agreement. The Loan Agreement provisions are deemed part of the Plan with respect to that borrower for purposes of complying with Department of Labor regulation Section 2550.408b-l(d)(2). Generally, a borrower is in default if one or more of the following events occurs: (a) any false or misleading representation, warranty, or statement is made by the borrower in connection with the borrower's Loan Agreement; (b) failure by the borrower to pay any loan obligation when due; (c) failure by the borrower to observe or perform any warranty, covenant, condition or agreement under the Loan Agreement; (d) the borrower's death or retirement; (e) the borrower's request for a distribution of the borrower's Plan Account (other than a hardship distribution of that portion of the Participant's vested account which is not used as collateral for any loan hereunder); or (f) the borrower's termination of employment. If a borrower defaults in the repayment of the loan, the borrower's Plan Account used as collateral shall be charged with the full unpaid balance of the loan, including any accrued but unpaid interest, as of the earliest date on which the borrower may elect to receive a distribution of a portion or all of his or her Plan Account. If the borrower's Plan Account used as collateral is insufficient to repay the remaining balance of the loan, including interest, such borrower shall be liable for and continue to make payments on any balance still due. Any costs incurred by the Trustee or Loan Administrator in collecting amounts due, including attorney's fees, shall be added to the principal balance of the loan and treated accordingly.

     12.9 PARTICIPANT CONSENT TO LOAN SET-OFFS. No loan shall be made to a Participant unless the Participant consents, in writing, to the loan and to the fact that, if the loan defaults, the Participant's account may be reduced as provided in this Article, before the Participant attains the age of sixty-five
(65). The consent of the Participant must be made within the ninety (90) day period before the making of the loan. For purposes of this Section, any renegotiation, extension, renewal or other revision of a loan shall be treated as a new loan made on the day of the renegotiation, extension, renewal or other revision.

     12.10 DISTRIBUTIONS PROHIBITED. No distribution (other than a hardship distribution of that portion of the Participant's vested Plan Account which is not used as collateral for any loan hereunder) under the Plan shall be made to any Participant or former Participant or to a beneficiary of any such Participant unless all unpaid loans, including accrued interest, have been repaid or otherwise discharged.

     12.11 NO ALIENATION. A loan made to a borrower shall not be treated as an assignment or alienation of any portion of the borrower's Plan Account due to the fact that the loan will be secured by the borrower's Plan Account and all loans made to Participants and beneficiaries shall be made in a manner to be exempt from the tax imposed on prohibited transactions under Code
Section 4975(d)(1).

     12.12 DISCLOSURE. Every borrower must receive from the Loan Administrator a statement which describes the procedure for loan application, the events constituting default and the steps which will be taken by the Plan in the event of default, and a clear statement of the charges involved in each loan transaction. The statement of charges shall include the dollar amount of the loan and the annual interest rate.

                          ARTICLE 13
                      TOP HEAVY PROVISIONS
                      --------------------

     13.1 TOP HEAVY REQUIREMENTS. Notwithstanding anything contained herein to the contrary, if the Plan is a Top Heavy Plan for any Plan Year, then the Plan shall meet the following requirements for such Plan Year:

            (a) MINIMUM VESTING REQUIREMENTS. Vesting shall be determined in accordance with one of the following schedules as designated by the Administrator by written resolution, except that if the vesting schedule then in effect is more favorable in all respects to Participants than either of the following schedules, the vesting schedule then in effect shall continue to apply:

                (i)   A Participant will have a fully vested
interest in his or her Plan Account upon completion of not more than three (3) Years of Service for vesting purposes; or

                (ii) A Participant's vested interest in his or her Plan Account will be determined under a schedule which is not less favorable to the Participant than the following:

     YEARS OF VESTING SERVICE           VESTED INTEREST

         Less than 2                           0%
       2 but less than 3                      20%
       3 but less than 4                      40%
       4 but less than 5                      60%
       5 but less than 6                      80%
         6 or more                           100%


            If the Administrator fails to designate one of the preceding schedules, Schedule (ii) shall be deemed to have been designated.

            If this Plan is found to be a Top Heavy Plan and subsequently ceases to be a Top Heavy Plan, then the vested interest of a Participant with fewer than three (3) Years of Service on the date on which the Plan ceases to be a Top Heavy Plan in benefits accrued with respect to Plan Years after the Plan ceases to be a Top Heavy Plan shall be determined without regard to the preceding schedules; the vested interest of a Participant with more than three (3) Years of Vesting Service on that date shall in that event, upon the Participant's election, continue to be determined by the preceding schedules.

            Notwithstanding the preceding, if the Plan's normal vesting schedule is more favorable than the Top Heavy schedule above, the Plan's normal vesting schedule shall continue to apply when the Plan is a Top Heavy Plan. In addition, a Participant's vested percentage will not be reduced as the result of the Plan's change from Top Heavy to Non-Top Heavy status or from Non-Top Heavy to Top Heavy status.

            (b) MINIMUM CONTRIBUTION REQUIREMENT. This Plan will provide a minimum contribution allocation for such Plan Year for each Participant who is eligible to participate in the Plan for the Plan Year (regardless of whether he or she has earned a Year of Service during the Plan Year), who is employed by the Employer on the last day of the Plan Year and who is a Non-Key Employee in an amount equal to at least three percent (3%) of such Participant's Compensation (as defined in Section 3.5(a)) for such Plan Year. The three percent (3%) minimum contribution allocation requirement shall be increased to four percent (4%) for any year in which the Employer also maintains a defined benefit pension plan if such increase is necessary to avoid the application of Code Section 416(h)(1), relating to special adjustments to Code Section 415 limits for Top Heavy Plans, and if the adjusted limitations of Code Section 416(h)(1) would otherwise be exceeded if such minimum contribution allocation were not so increased.

                The minimum contribution allocation requirements set forth hereinabove shall be reduced in the following circumstances:

                (i)   The percentage minimum contribution
allocation required hereunder shall in no event exceed the percentage contribution allocation made for the Key Employee for whom such percentage is the highest for the Plan Year, after taking into account contribution allocations and benefits under other qualified plans in this Plan's aggregation group as provided in Code Section 416(c)(2)(B)(ii); and

                (ii) No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Participant's Employer maintains another qualified plan under which a minimum benefit or contribution is being funded or made for such year for the Participant in accordance with Code Section 416(c).

            (c) ADDITIONAL SUPER TOP HEAVY REQUIREMENT. If the
Plan is a Super Top Heavy Plan for any Plan Year, the limitations on annual additions contained in Article 4 shall be adjusted pursuant to Code Section 416(h).

     13.2   TOP HEAVY PLAN DEFINITIONS.  For purposes of this
Article, the following terms shall have the meanings provided below:

            (a) A plan is a "TOP HEAVY PLAN" if, as of the Determination Date, the aggregate of the accounts of Key Employees under a defined contribution plan exceeds sixty percent (60%) of the aggregate of the accounts of all employees under such plan or, in the case of a defined benefit plan, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all employees, all as adjusted by and determined in accordance with the provisions of Code Section 416(g). The determination of whether a plan is Top Heavy shall be made after aggregating each Plan of the sponsoring Employer in which at least one Key Employee participates and each other plan of the sponsoring Employer which enables any plan in which at least one Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410, and after aggregating any plan not required to be aggregated by the foregoing if such aggregated group of plans, taking such plan into account, continues to meet the requirements of Code Sections 401(a)(4) and 410. A plan is a "SUPER TOP HEAVY PLAN" if, as of the Determination Date, the plan would meet the test specified above for being a Top Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in this subsection (a).

            (b) The "DETERMINATION DATE" for purposes of determining whether a plan is Top Heavy for a particular plan year is the last day of the preceding plan year (or, in the case of the first plan year of a plan, the last day of the first plan year).

            (c) A "KEY EMPLOYEE" is any employee or former employee (including a beneficiary of such employee or former employee) who at any time during the plan year or any of the four
(4) preceding plan years is:

                (i)   An officer of the plan sponsor or any
corporation required to be aggregated with the plan sponsor under Code Sections 414(b), (c), (m) or (o) who has annual compensation (as defined below) from the plan sponsor or any corporation required to be aggregated with the plan sponsor under Code Sections 414(b), (c), (m) or (o) of more than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the plan year (but in no event shall the number of officers taken into account as Key Employees exceed the lesser of (i) fifty (50) or, (ii) the greater of three (3) or ten percent (10%) of all employees).

                (ii)  One (1) of the ten (10) Employees owning
(or considered as owning within the meaning of Code Section 318) both more than a one-half percent (1/2%) ownership interest and the largest percentage ownership interests in the Employer, and (ii) as annual compensation (as defined below) of more than the amount in effect under Code Section 415(c)(1)(A). For purposes of this Section, if two (2) Employees have the same interests in the Employer, the Employee having greater annual compensation (as defined below) from the Employer shall be treated as having a larger interest;

                (iii) A person owning (or considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the plan sponsor or stock possessing more than five percent (5%) of the total combined voting power of all stock of the plan sponsor; or

                (iv) A person who has an annual compensation (as defined below) from the plan sponsor (or any corporation required to be aggregated with the plan sponsor under Code Sections 414(b),(c), (m) or (o)) of more than one hundred fifty thousand dollars ($150,000) and who would be described in subparagraph
(iii) hereof if one percent (1 %) were substituted for five percent (5%).

                For purposes of applying Code Section 318 to the provisions of this subsection (c), subparagraph (C) of Code
Section 318(a)(2) shall be applied by substituting five percent (5%) for fifty percent (50%). In addition, the rules of subsections (b), (c) and (m) of Code Section 414 shall not apply for purposes of determining ownership of the plan sponsor under this subsection (c).

                For purposes of determining whether an Employee is a Key Employee, annual compensation means compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b).

            (d) A "NON-KEY EMPLOYEE" is any participant in a plan
(including a beneficiary of such participant) who is not a Key
Employee.

                          ARTICLE 14
                         MISCELLANEOUS
                         ------------

     14.1 NO RIGHT TO EMPLOYMENT. Participation in this Plan shall not give any person the right to be retained in the employ of the Employer, or any right or interest in this Plan other than as herein provided.

     14.2 HEADINGS. The headings and sub-headings in this instrument are inserted for convenience of reference only and are nol to be considered in construing the provisions hereof.

     14.3 COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

     14.4 GOVERNING LAW. This Plan shall be construed, administered and governed in all respects under and by the laws of the State of Maryland, except to the extent Maryland law shall have been preempted by ERISA.

     14.5 RULES AND REGULATIONS. By becoming a Participant, every Participant shall thereby be deemed to have agreed to abide by the rules and regulations of the Administrator made in accordance with this Plan, and to sign all papers necessary for the compliance therewith.

    14.6 NO ASSIGNMENT OF BENEFITS. Except as expressly provided herein, no benefits under the Plan may be assigned or alienated, and the Trustee shall pay all amounts payable hereunder, and shall distribute all assets distributable hereunder, to any person, into the hands of such person and not unto any other person or corporation whatsoever, whether claiming by his or her authority or otherwise; nor may said payments be anticipated. Except as expressly provided herein, the interest of any Participant hereunder may not be assigned or encumbered, nor shall it be subject to attachment or other judicial process. However, deposit to the credit of the account of any person in a bank or trust company designated by such person in writing shall be deemed to be the equivalent of payment into the hands of such person. Notwithstanding the foregoing, amounts held for the benefit of a Participant may be paid in accordance with a "qualified domestic relations order" as defined in Code Section 414(p) (or a domestic relations order entered before January 1, 1985 which, in the judgment of the Administrator, is entitled to be treated as a qualified domestic relations order), so long as the payment complies with Code Section 414(p). A domestic relations order shall not fail to be a "qualified domestic relations order" if it provides for the payment of a portion or all of a Participant's Plan Account in one of the forms of payment provided under the Plan to an "alternate payee" prior to the Participant's "earliest retirement age", as defined in Code
Section 414(p) and the Plan shall permit such distribution notwithstanding any other provision of the Plan to the contrary.

     14.7 EXCLUSIVE BENEFIT. The Trust Fund shall be held by the Trustee for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. No part of the Trust shall ever inure to the benefit of the Employer, except that:

            (a) Any contribution made to the Trust Fund by the Employer which is attributable to a mistake of fact may be returned to the Employer within one year after such contribution was made;

            (b) All contributions shall be conditioned on the initial qualification of the Plan under Code Section 401, and if the Plan does not qualify, then such contributions may be returned to the Employer (or in the case of Salary Reduction Contributions to the appropriate Participants) within one year after the date of denial of qualification of the Plan.

            (c) All contributions shall be conditioned on their deductibility under Code Section 404, and any nondeductible contribution will be returned to the Employer (or, in the case of Salary Reduction Contributions, to the affected Participants) within one year after the date of disallowance of such deduction.

            (d) If a return of contributions pursuant to the foregoing is due to a good faith mistake of fact or a good faith mistake in determining the deductibility of the contribution:

                (i)  The amount which may be returned to the
Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction; and

                (ii)  Gains attributable to such excess
contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned; and

                (iii) In no event may a return of contributions be due which would cause the Account of any Participant to be reduced to an amount less than the amount which would have been credited to the Participant's Account if the mistaken amount not been contributed.

            (e) If the return of contributions is due to the non-deductibility for federal tax purposes under Code Section 404 or any statute of similar impact, such amount shall be deemed forfeited within one year after the date of disallowance of the deduction and shall be applied to reduce future Employer Contributions due hereunder.

     14.8   WITHDRAWAL OR TERMINATION BY AN EMPLOYER.

            (a) Any Employer, by action of its board of directors or other governing authority and notice to the Plan Sponsor, the Administrator and the Trustee, may withdraw from the Plan and Trust at any time, or may terminate the Plan and Trust with respect to its Employees at any time, without affecting other Employers not withdrawing or terminating. A withdrawing Employer may arrange for the continuation of this Plan and Trust in separate forms for its own Employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust, and transfer of Trust Fund assets. The Plan Sponsor may, in its absolute discretion, terminate an Employer's participation in this Plan at any time, without the consent of any Employer, Participant or beneficiary.

            (b) An Employer which withdraws from or terminates its participation in this Plan shall direct the Trustee to liquidate the share of the Trust Fund allocable to its Employees or their beneficiaries, as determined by the Administrator. If the Employer is not terminating the Plan, such share shall be transferred to a successor trust upon receipt of evidence satisfactory to the Administrator that the successor trust qualifies under Code Section 401(a). If the Employer is terminating the Plan, such share shall be distributed as provided in Article .

     IN WITNESS WHEREOF, as evidence of its adoption of this Plan, the Plan Sponsor, the Employer has caused this Plan to be executed, and the Trustee has joined herein to evidence its acceptance of the provisions of the Plan applicable to the Trustee, generally effective as of January 1, 1993.

ATTEST/WITNESS:                   TANEYTOWN BANK & TRUST COMPANY
                                  (As Employer)


/s/ Kathleen A. Ford          By: /s/ Frank W. Neubauer, Jr.
- --------------------------        -------------------------------
Print                             Title: President and Chief
Name:  Kathleen A. Ford                  Executive Officer
                                  Print
                                  Name:  Frank W. Neubauer, Jr.
                                  Date:  December 7, 1995


                                  MONOCACY BANCSHARES, INC. (As
                                  Plan Sponsor)


/s/ Kathleen A. Ford              /s/ Frank W. Neubauer, Jr.
- -------------------------         -------------------------------
Print                             Title: President and Chief
Name:  Kathleen A. Ford                  Executive Officer
                                  Print
                                  Name:  Frank W. Neubauer, Jr.
                                  Date:  December 7, 1995


                                  TRUST DIVISION - TANEYTOWN BANK
                                  & TRUST COMPANY (As Trustee)


/s/ Elizabeth R.Benjamin          /s/ Brian M. Etzler
- --------------------------        -------------------------------
Print                             Title:  Vice President and
Name:   Elizabeth R. Benjamin             Trust Officer
                                  Print
                                  Name:    Brian M. Etzler
                                  Date:    December 7, 1995